SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

RCN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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196 Van Buren Street

Herndon, Virginia 20170

703-434-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 19, 2005

The Annual Meeting of Stockholders of RCN Corporation (“RCN” or the “Company”) will be held at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY, on July 19, 2005, at 10:00 a.m., local time. The meeting will be held for the following purposes:

1.	To elect seven Directors to serve for a term of one year;

2.	To ratify the appointment of Friedman LLP as independent public accountants of RCN for the fiscal year ending December 31, 2005;

3.	To approve and adopt the Senior Executive Annual Bonus Plan;

4.	To approve and adopt the 2005 Stock Compensation Plan; and

5.	To transact such other business as may be properly brought before the meeting.

The close of business on May 24, 2005 is the record date for determining stockholders entitled to vote at the meeting. Only holders of RCN’s common stock on the record date may vote on the matters presented at the meeting. Each of these stockholders is cordially invited to be present and vote at the meeting in person.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. WE MUST RECEIVE YOUR PROXY BY JULY 18, 2005. If you attend the meeting, you may personally vote your shares regardless of whether you have submitted a proxy.

Sincerely,

Stephen A. Bogiages

Secretary

Dated: June 20, 2005

RCN CORPORATION

196 Van Buren Street

Herndon, Virginia 20170

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

To be held on July 19, 2005

This Proxy Statement is being mailed to stockholders on or about June 20, 2005 in connection with the solicitation of proxies by the Board of Directors of RCN Corporation (“RCN” or the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 19, 2005, at 10:00 a.m., local time, at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY, and at any adjournment or postponement thereof.

At the Annual Meeting, stockholders of RCN eligible to vote will consider and vote upon the following proposals: (1) to elect seven Directors to serve for a term of one year; (2) to ratify the appointment of Friedman LLP as independent public accountants of RCN for the fiscal year ending December 31, 2005; (3) to approve and adopt the Senior Executive Annual Bonus Plan; (4) to approve and adopt the 2005 Stock Compensation Plan; and (5) to transact such other business as may be properly brought before the meeting.

Any proxy may be revoked at any time prior to its exercise by notifying RCN’s Corporate Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by RCN.

The date of this Proxy Statement is June 20, 2005.

REORGANIZATION

On May 27, 2004, RCN and four of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and on August 5 and August 20, 2004, five additional subsidiaries of RCN filed voluntary petitions for reorganization under Chapter 11 (RCN and such subsidiaries are collectively referred to as the “RCN Debtors”). On December 21, 2004 (the “Effective Date”), the RCN Debtors’ joint plan of reorganization (the “Plan”) became effective and RCN Debtors emerged from Chapter 11 of the Bankruptcy Code. Pursuant to the Plan, RCN’s consolidated indebtedness and its debt service requirements were reduced substantially, its capital structure was realigned and substantially all of the new equity of RCN was issued to certain of its former creditors. References in this Proxy Statement to “Old RCN” means RCN and its subsidiaries prior to the Effective Date and references to the “Company” or “RCN” mean RCN and its subsidiaries after the Effective Date.

Pursuant to the Plan, on the Effective Date, all of the existing equity securities of RCN, including the then existing common stock (“Old RCN Common Stock”), preferred stock, stock options and warrants, were extinguished and deemed cancelled. RCN filed an amended and restated certificate of incorporation authorizing new shares of common stock. Under the Plan, RCN issued a total of 36,020,850 shares of its common stock, par value $0.01 per share (the “Common Stock”), to certain of its former general unsecured creditors and issued warrants to certain former holders of Old RCN’s preferred stock and Old RCN Common Stock. As of June 1, 2005, RCN had distributed a total of 35,163,025 shares of Common Stock to those certain former general unsecured creditors and had distributed warrants to purchase a total of 63,261 shares of Common Stock to the former holders of Old RCN’s preferred stock and the Old RCN Common Stock entitled to receive such warrants. The balance of the shares of Common Stock to be distributed have been issued but reserved pending the resolution of certain disputed claims.

THE ANNUAL MEETING

Place, Date and Time

The Annual Meeting will be held at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY, on July 19, 2005, at 10:00 a.m., local time.

Purpose of the Annual Meeting

At the Annual Meeting, stockholders of RCN will consider and vote upon the following proposals: (1) to elect seven Directors to serve for a term of one year; (2) to ratify the appointment of Friedman LLP as independent public accountants of RCN for the fiscal year ending December 31, 2005; (3) to approve and adopt the Senior Executive Annual Bonus Plan; (4) to approve and adopt the 2005 Stock Compensation Plan; and (5) to transact such other business as may be properly brought before the meeting.

Record Date and Quorum

The close of business on May 24, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. As of May 24, 2005, there were 36,020,850 shares of Common Stock issued and outstanding.

The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to vote holding a majority of the outstanding shares of Common Stock on the record date will constitute a quorum at the Annual Meeting.

Stockholders will be entitled to one vote per share of Common Stock on all matters to be submitted to a vote of stockholders at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. In accordance with Delaware law, a stockholder entitled to vote for the election of Directors can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors. Stockholders do not have cumulative voting rights with respect to the election of Directors.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the other matters to be acted upon at the Annual Meeting.

An abstention is deemed “present” for purposes of determining a quorum, but is not deemed a “vote cast.” As a result, abstentions and broker “non-votes” are not included in the tabulation of the voting results on the election of Directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Broker “non-votes” will have no effect on the outcome of any of the matters to be voted on at the Annual Meeting. Broker “non-votes” and the shares with respect to which a stockholder abstains are included in determining whether a quorum is present.

Proxies and Voting Procedures

Proxies. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

Voting on Other Matters. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with RCN’s By-laws, the Annual Meeting may be adjourned, including by the Chairman, in order to permit the solicitation of additional proxies. RCN does not currently anticipate that any other matters will be raised at the Annual Meeting.

Revoking a Proxy. Any stockholder of record may revoke a proxy at any time before it is voted by:

(1) filing with the Secretary of RCN, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares; or

(2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not by itself revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20170, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting.

Stockholders Sharing the Same Address; Householding

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce RCN’s printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or the accompanying RCN Annual Report on Form 10-K for the year ending December 31, 2004 may request a copy by contacting the bank, broker or other holder of record, or RCN by telephone at: (703) 434 - 8430, by e-mail to: ir@rcn.com or by mail to: RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20170, Attention: Investor Relations. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future RCN materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact RCN as indicated above.

Solicitation of Proxies

RCN will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Mellon Investor Services, RCN’s stock transfer agent, will assist RCN in soliciting proxies at an approximate cost of $7,500 plus reasonable expenses. Such solicitations may be made personally or by e-mail, facsimile, telephone, messenger, or via the Internet. RCN will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to you.

DIRECTOR INFORMATION

Following RCN’s emergence from the Chapter 11 bankruptcy reorganization and pursuant to the Plan, RCN’s Board of Directors was entirely reconstituted and currently is comprised of the following individuals: James F. Mooney—Chairman, Peter Aquino, Benjamin C. Duster IV, Theodore H. Schell, Michael E. Katzenstein, Lee S. Hillman and Daniel Tseung.

All of the above Directors’ terms will expire at the Annual Meeting. All seven of these Directors have been nominated by RCN’s Nominating/Corporate Governance Committee for election at the 2005 Annual Meeting and, if elected, will serve for a term of one year expiring at the Annual Meeting of Stockholders to be held in 2006.

Information concerning the Board of Directors is set forth below.

Name of Director	Age		Director Since
James F. Mooney Chairman	50	Chairman of RCN since December 2004. Mr. Mooney also serves as Chairman of NTL, Incorporated (“NTL”), a provider of bundled telecommunications services, including voice, video, and data services, in the United Kingdom and the Republic of Ireland. Prior to joining NTL in March 2003, Mr. Mooney was Executive Vice President and Chief Operating Officer of Nextel Communications Inc. (“Nextel”) from February 2001 to September 2002. Before Nextel, from January 2000 to January 2001, he was Chief Executive Officer and Chief Operating Officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., eBay Inc. and funds managed by Benchmark Capital. From April 1999 to January 2000, he was the Chief Financial Officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM, including his last position as Chief Financial Officer of the Americas. Mr. Mooney is a director of Sirius Satellite Radio Inc. and NTL.	2004

Peter D. Aquino	44	President and Chief Executive Officer of RCN since December 2004. Prior to joining RCN, Mr. Aquino served as a Senior Managing Director of Capital & Technology Advisors LLC (“CTA”), a telecom restructuring firm, from 2001 to August 2004. In August 2004, Mr. Aquino, through his company PDA Group, LLC (“PDA”), was retained by RCN to perform consulting services relating to RCN’s market and network operations, customer care and execution of sales and marketing strategies. From January 1995 to February 2002, Mr. Aquino served as Chief Operating Officer for Veninfotel, LLC, during which time he helped design, build, and operate a “triple play”	2004

Name of Director	Age		Director Since

integrated broadband company in Venezuela. Prior to 1995, Mr. Aquino spent thirteen years with Bell Atlantic Corporation (now Verizon Communications Inc.) in various positions, including finance, regulatory, and corporate development. Mr. Aquino currently serves as a director of iBasis, Inc. Mr. Aquino earned his MBA at George Washington University in Washington, D.C.

Benjamin C. Duster IV	44	Mr. Duster is a partner at Masson & Company, LLC, an interim and crisis management and financial restructuring firm and has extensive experience in turnaround management and restructuring. From 1997 to 2001, Mr. Duster was a Managing Director at Wachovia Securities where he headed the Mergers & Acquisitions advisory business focusing on middle market companies. From 1980 to 1997 Mr. Duster was at Salomon Brothers Inc. where his positions included associate in Salomon’s proprietary Venture Capital Group and later, a Vice President in the Mergers & Acquisitions Group specializing in bankruptcy reorganizations, financial restructurings and acquisitions of distressed companies. Mr. Duster is a graduate of Yale College, Harvard Business School and Harvard Law School. He currently serves on the boards of Algoma Steel, Inc. as Chairman, Neenah Foundry Company as a Board member and River Cities Capital Fund as an Advisory Board member.	2004

Lee S. Hillman	49	Mr. Hillman has served as President of Liberation Investment Advisory Group and Liberation Management Services since 2004 and is currently a private investor and provides management consulting services to private equity funds and growth stage businesses. He has extensive experience in service industry crisis and turnaround management and financial restructuring. From 1991 to 1996, Mr. Hillman was Executive Vice President and Chief Financial Officer of Bally Entertainment Corporation, a publicly-traded diversified operator of hotels, casino resorts and other leisure properties, and from 1996 to 2002 he served as Chief Executive Officer, President and a director (and from 2000 to 2002 Chairman of the Board), of Bally Total Fitness Holding Corporation, a publicly-traded owner and operator of health and fitness clubs. Mr. Hillman is a graduate of the Wharton School of Finance of the University of Pennsylvania and the Graduate School of Business of the University of Chicago. Mr. Hillman serves as a director of Wyndham International, Inc. and Lawson Products Inc.	2004

Michael E. Katzenstein	45	Mr. Katzenstein is a Founding Partner of CXO, L.L.C., a restructuring, crisis and turnaround management firm with national and international experience and practice concentrations in telecom, technology and media, since 2001. He is also a director and interim Chief Operating Officer of Global Photon Systems Inc. and Global West Networks Inc., private companies, as part of CXO’s engagement as turnaround manager of those companies. Mr. Katzenstein also serves as Vice President of Pacific Crossing, Ltd. and PC Landing Corporation as a function	2004

Name of Director	Age		Director Since
		of CXO’s engagement as turnaround manager of those debtors. Mr. Katzenstein began his career as a corporate attorney at Kronish, Lieb, Weiner and Hellman LLP and was elected to partnership in 1993. In 1995 Mr. Katzenstein left private practice and became Vice President, Secretary and General Counsel of OpTel, Inc., a provider of integrated cable television, local and long distance telephone, and high-speed Internet services to the U.S. residential marketplace. He became President and CEO of OpTel in 1999 and led the company through a Chapter 11 restructuring that was completed in 2001. Mr. Katzenstein is a graduate of the State University of New York at Binghamton and Boston University School of Law.

Theodore H. Schell	60	Mr. Schell is currently a Managing Director at Liberty Associated Partners LLP, prior to which he was a General Partner at Apax Partners where he oversaw U.S. investments in telecommunications and related technology companies. Mr. Schell served for 11 years as Senior Vice President of Strategy and Corporate Development and as a member of the Management Committee at Sprint Corporation. Before joining Sprint, Mr. Schell was the founder, President and CEO of Realcom Communications Corporation, an integrated provider of voice and data services to corporate clients. Mr. Schell is a graduate of Johns Hopkins University and the Johns Hopkins School of Advanced International Studies. He serves as a director of Time Warner Telecom, Inc., and as a senior advisor to national and international cable television and telecommunications companies.	2004

Daniel Tseung	34	Mr. Tseung is currently a Managing Director at Sun Hung Kai Properties Direct Investments Ltd., the private equity division of one of Asia’s largest conglomerates, as well as Director of Investments for SUNeVision Holdings Limited, an Asian Internet infrastructure and services provider. He was previously a director in the Technology & Communications Group of GE Equity, the private equity arm of GE Capital. He also currently serves as a director of Chinacast Communications Holdings Limited, Cellon and Legend Silicon. Mr. Tseung holds a Bachelor’s degree from Princeton University and a Master’s Degree from Harvard University.	2004

EXECUTIVE OFFICERS

Below is information about the executive officers and persons who are not executive officers but who make or are expected to make significant contributions to RCN’s business.

James F. Mooney, 50, serves as Chairman. See the above table for Mr. Mooney’s biographical data.

Peter D. Aquino, 44, serves as President and Chief Executive Officer. See the above table for Mr. Aquino’s biographical data.

Michael T. Sicoli, 34, serves as Executive Vice President and Chief Financial Officer. Prior to joining RCN in May 2005, Mr. Sicoli spent over seven years at Nextel, where he held a number of positions of increasing authority within the company’s finance organization, including his most recent position of Vice President & Assistant Treasurer, which he held since 2002. Prior to joining Nextel, he worked for both Deloitte Consulting and Accenture in Washington, D.C. Mr. Sicoli holds an M.B.A. from The University of Virginia, Darden Graduate School of Business Administration, and a B.A. in Economics from The College of William and Mary.

Stephen A. Bogiages, Esq., 46, serves as Senior Vice President, General Counsel and Corporate Secretary. Mr. Bogiages comes to RCN with over 20 years of experience working with telecom and other technology companies. Prior to joining RCN in April 2005, Mr. Bogiages was Vice President, General Counsel and Corporate Secretary to Neon Communications, Inc. from February 2000 through April 2003 and Corporate Secretary until joining RCN. From 1981 to 2000 he held various positions in both large and small organizations such as Stone & Webster Engineering, Raytheon Company, Computervision Corporation and Harvard University. Mr. Bogiages is admitted to practice in Massachusetts, and before the U.S. District Court, District of Massachusetts, Court of Appeals for the First Circuit, District of Columbia, and the United States Supreme Court. He holds four university degrees in the areas of Engineering, Business, Education and Law. He has also completed senior management programs at Harvard Law School, Harvard Business School, Stanford Law School and Massachusetts Institute of Technology (MIT).

Timothy Dunne, 40, serves as Executive Vice President and Chief Technology Officer. Prior to joining RCN in March 2005, Mr. Dunne was Vice President, Digital Media & Business Development for Nextel. Previously, Mr. Dunne ran information technology development, operations and production support for all of Nextel’s Web services. Prior to joining Nextel in September, 2000, Mr. Dunne was the Chief Operating Officer and Vice President of Marketing for a start-up CLEC that was funded by Verizon Communications Inc. Mr. Dunne also held various executive positions during his 14 years at Verizon and its predecessor, Bell Atlantic, where he was instrumental in launching many of their Internet initiatives. Mr. Dunne is a graduate of Harvard University’s Graduate School of Business Administration. He also holds a Bachelor of Science in computer science from the University of Maryland.

Other Significant Employees

Joseph Soresso, 45, serves as Senior Vice President, Network Operations. Mr. Soresso joined RCN in January of 2005. Prior to joining RCN, he served in various positions at MCI Inc., most recently as an executive staff member. Prior to joining MCI, Mr. Soresso held various positions in senior and executive level management in Verizon Communications Inc. and its predecessor, Bell Atlantic. He graduated Summa Cum Laude from Pennsylvania State University with a Master of Arts in Economics and received a Bachelor of Art’s degree in Economics.

Richard Ramlall, 49, serves as Senior Vice President Strategic and External Affairs and is responsible for Regulatory Affairs, Investor Relations, Public Relations, External Affairs and Strategic Issues. Prior to joining RCN in March 2005, Mr. Ramlall served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC (a division of New York based venture capital firm Spencer

Trask & Company) based in Reston, Virginia, from June 1999 to March 2005. From March 1997 to June 1999, Mr. Ramlall served as Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications. Prior to that, Mr. Ramlall was Executive Director for International Business Affairs for Bell Atlantic International and spent over 18 years at Bell Atlantic. In 1990, Mr. Ramlall was selected to serve a one year appointment under the Presidential Exchange Executive Program of the White House. Mr. Ramlall holds a Bachelor of Science in Business Administration and an MGA (Technology Management) from the University of Maryland.

INFORMATION ABOUT RCN’S BOARD AND ITS COMMITTEES

Committee Composition

RCN has established standing Audit, Compensation, Nominating and Governance, and Executive Committees. Set forth below is information on the composition of each committee.

Director Attendance

Since RCN emerged from bankruptcy on December 21, 2004, the newly constituted Board of Directors has met five times. Subsequent to December 21, 2004, all Directors attended at least 75% of the Board of Directors meetings and meetings held by Committees of which they were members. From January 1, 2004 until RCN’s emergence from bankruptcy on December 21, 2004, Old RCN’s Board of Directors met 15 times and the Audit Committee met six times. While Old RCN’s Compensation Committee took action numerous times during 2004, RCN’s management is unable to determine the number of meetings held by the Compensation Committee and the Nominating Committee of Old RCN in 2004. All Directors of Old RCN attended at least 75% of such Board of Directors meetings.

Directors’ Compensation

On May 24, 2005, the Board of Directors adopted a compensation policy for Directors. Under this policy, each non-employee Director is paid an annual cash retainer of $60,000. RCN’s Board of Directors may award meeting fees if the number of meetings becomes excessive. The Chairman of the Audit Committee will receive an additional annual fee of $15,000 and each member of the Audit Committee will receive an additional annual fee of $10,000. The Chairman of each other committee of RCN’s Board of Directors will receive an additional annual fee of $10,000 and each member of each other committee of RCN’s Board of Directors will receive an additional annual fee of $5,000. All such amounts are payable in advance in equal quarterly installments.

Under the policy, each non-employee Director of RCN also receives a grant of 10,000 shares of restricted stock. In addition, each of RCN’s current non-employee Directors shall receive an additional grant of 20,000 shares of restricted stock. Each award will vest ratably over a three year period. The vesting dates for RCN’s current non-employee Directors will be on each of December 21, 2005, 2006 and 2007. Fifty percent of the vested shares of restricted stock underlying the award will be freely transferable upon vesting. The remaining 50% of the vested shares of restricted stock underlying the award will be transferable upon the non-employee Director ceasing to serve as a Director of RCN, subject to RCN’s trading policies in effect at that time.

RCN’s Board of Directors may adjust compensation to current and future non-employee Directors in the event that the overall compensation package ceases to be competitive in the marketplace.

Director Independence

RCN’s Board of Directors has affirmatively determined, after considering all of the relevant facts and circumstances, that all of the Directors, other than Peter D. Aquino and James F. Mooney, are independent from management under the standards set forth in RCN’s Corporate Governance Guidelines and under the listing standards of the NASDAQ Stock Market. This means that none of the independent Directors have any direct or indirect material relationship with RCN, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. As a result, RCN has a majority of independent Directors on our Board of Directors as required by the listing standards of the NASDAQ Stock Market.

Code of Conduct and Charters

RCN adopted a revised Code of Business Conduct on April 7, 2005. The Code, together with the Charters of RCN’s Executive Committee, Nominating/Corporate Governance Committee, Compensation Committee and Audit Committee, can be found at http://investor.rcn.com/downloads/codeofconduct.pdf or through RCN’s website at www.rcn.com. If RCN makes any substantive amendments to the Code of Business Conduct or grants to any of its executive officers or members of its Board of Directors any waiver, including any implicit waiver, from any of the provisions of the Code, RCN will disclose the nature of such amendment or waiver on its website or in a report on Form 8-K.

	Audit Committee		Compensation Committee		Nominating/ Governance		Executive
James F. Mooney (Chairman)							X	(Ch.)
Peter D. Aquino							X
Benjamin C. Duster, IV	X	(Ch.)
Lee S. Hillman					X	(Ch.)	X
Michael E. Katzenstein	X		X		X		X
Theodore H. Schell	X		X	(Ch.)
Daniel Tseung			X		X		X

Executive Committee

The Executive Committee, pursuant to the Executive Committee Charter, assists the Board of Directors in the oversight of RCN, including reviewing, evaluating and making recommendations or taking action on behalf of the Board regarding any such matters the Board delegates to the Executive Committee. The Executive Committee consists of the following five Directors: Mr. Mooney—Chairman, Mr. Aquino, Mr. Hillman, Mr. Katzenstein and Mr. Tseung. Messrs. Hillman, Katzenstein and Tseung are independent, as defined under the listing standards of the NASDAQ Stock Market.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee, pursuant to the Nominating/Corporate Governance Committee Charter, has responsibility for developing, reviewing and recommending to the Board of Directors, as part of the Corporate Governance Guidelines, the criteria for the selection of new members of the Board and its Committees. This includes criteria relating to conflicts of interest applicable to the members of the Board of Directors, expertise required for members of the Board of Directors and outside demands on members of the Board of Directors, including other directorships. The Nominating/Corporate Governance Committee evaluates for the Board the Committee structure and effectiveness and frequency and productiveness of Board and Committee meetings. The Nominating/Corporate Governance Committee also evaluates and makes recommendations to the Board regarding the adequacy of corporate governance policies.

The Nominating/Corporate Governance Committee Charter requires the Committee to employ a process to identify and evaluate individuals qualified to become members of the Board of Directors, including individuals proposed for consideration by RCN’s stockholders and existing members of the Board of Directors. The Nominating/Corporate Governance Committee is currently developing an identification and evaluation process and believes that stockholder nominees should be viewed in substantially the same manner as other nominees. To recommend a prospective nominee for the Nomination/Governance Committee’s consideration, stockholders should submit the candidate’s name and qualifications to RCN’s Corporate Secretary in writing at the following address: 196 Van Buren Street, Herndon, VA 20170. The Nominating/Corporate Governance Committee consists of the following three Directors who are independent, as defined under the listing standards of the NASDAQ Stock Market: Mr. Hillman—Chairman, Mr. Katzenstein and Mr. Tseung.

Compensation Committee

The Compensation Committee, pursuant to the Compensation Committee Charter, discharges the Board of Directors’ responsibilities on matters relating to the compensation of the Executive Chairman, the Chief Executive Officer and other senior executives. The Compensation Committee also has the responsibility to make recommendations to the Board of Directors on matters related to Director compensation, and to review plans concerning the orderly succession of senior officers and key management personnel. The Compensation Committee will also administer the 2005 Stock Compensation Plan and Senior Executive Annual Bonus Plan, if approved at the Annual Meeting. The Compensation Committee consists of the following three Directors, each of whom is independent, as defined under the listing standards of the NASDAQ Stock Market: Mr. Schell—Chairman, Mr. Katzenstein and Mr. Tseung.

Audit Committee

Following the emergence from the Chapter 11 bankruptcy reorganization, RCN’s Board of Directors was entirely reconstituted and a new Audit Committee was formed. The Audit Committee directed management and RCN’s internal auditors to undertake a new and comprehensive review of RCN’s internal controls and financial reporting processes and procedures. This work was carried out by RCN’s internal auditors (who are currently outside consultants and contractors engaged by RCN to provide the internal audit function), in coordination with RCN’s management.

The principal functions of the Audit Committee are detailed in the Audit Committee Charter (attached hereto as Annex A), which was adopted by the Board of Directors on April 7, 2005, and include overseeing and evaluating (1) the integrity of RCN’s financial statements, (2) RCN’s compliance with legal and regulatory requirements, (3) the qualifications and independence of RCN’s independent auditors and (4) the performance of RCN’s internal audit function and independent auditors. In addition, the Audit Committee prepares an Audit Committee Report as required by the SEC, which is included in this Proxy Statement on page 20. The Audit Committee consists of the following three Directors, each of whom is independent, as defined under the listing standards of the NASDAQ Stock Market: Mr. Duster—Chairman, Mr. Katzenstein and Mr. Schell.

The Board of Directors has determined that Mr. Duster is an “audit committee financial expert,” as defined under applicable rules of the SEC.

PROPOSAL 1

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The terms of all of RCN’s current Directors will expire at the Annual Meeting. All seven of these Directors have been nominated by RCN’s Nominating/Corporate Governance Committee for re-election at the 2005 Annual Meeting and, if elected, will serve for a term of one year expiring at the Annual Meeting of Stockholders to be held in 2006 or until his or her successor has been elected and qualified, or until the Director’s death, resignation or removal.

It is not anticipated that any of the above nominees will become unavailable for any reason, but, if any of the nominees should become unavailable before the Annual Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in place of such person or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS

VOTE “FOR” THE ELECTION OF EACH OF THESE SEVEN NOMINEES.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed Friedman LLP to serve as RCN’s independent auditors for the fiscal year ending December 31, 2005. RCN is asking you to ratify this appointment, although your ratification is not required. Representatives of Friedman LLP are expected to be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Ratification of Friedman LLP as RCN’s independent public accountants for the year ending December 31, 2005 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS

VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF FRIEDMAN LLP

TO SERVE AS INDEPENDENT PUBLIC ACCOUNTANTS OF RCN FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2005.

PROPOSAL 3

APPROVE AND ADOPT

THE SENIOR EXECUTIVE ANNUAL BONUS PLAN

The Board of Directors of RCN has adopted the Senior Executive Annual Bonus Plan (the “Bonus Plan”), subject to approval by stockholders. The Board recommends that stockholders approve the Bonus Plan at the Annual Meeting. Stockholder approval is requested to ensure that annual incentive awards paid to senior executives will be fully tax deductible as performance-based compensation, as defined by the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The following is a summary of the principal features of the Bonus Plan. The summary below is qualified in its entirety by reference to the complete text of the Bonus Plan which is attached to this Proxy Statement as Annex B. Stockholders are urged to read the actual text of the Bonus Plan in its entirety.

Under Section 162(m) of the Code, the amount which RCN may deduct on its tax returns for compensation paid or accrued with respect to certain “covered employees” (generally the chief executive officer and the four highest paid executive officers other than the chief executive officer) in any taxable year is generally limited to $1 million per individual. However, compensation that qualifies as “qualified performance-based compensation” is not subject to the $1 million deduction limit. In order for compensation to qualify as “qualified performance-based compensation” for this purpose, it must meet certain conditions, one of which is that the material terms of the performance goals under which the compensation is to be paid must be disclosed to and approved by stockholders. Payment of any awards pursuant to the Bonus Plan is contingent on stockholder approval of the Bonus Plan. If such approval is not obtained, no awards will be paid under this Bonus Plan.

The persons who are eligible to be selected to participate in the Bonus Plan are employees of RCN and its subsidiaries who are executive officers of RCN. As of June 1, 2004, there were five executive officers of RCN. Under the Bonus Plan, the Compensation Committee, or another committee designated by the Board and consisting exclusively of “outside directors” within the meaning of Section 162(m) of the Code (the “Bonus Plan Committee”), selects participants in the Bonus Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year, and administers and interprets the Bonus Plan. An eligible employee may (but need not) be selected to participate in the Bonus Plan each year. RCN’s Compensation Committee will serve as the Bonus Plan Committee. The amounts that will be received by or allocated to eligible employees under the Bonus Plan are not determinable in advance. Moreover, it is not possible to determine the benefits or amounts that would have been received by or allocated to eligible employees in 2004 if the Bonus Plan had been in effect during 2004.

No later than 90 days after the commencement of each year (or by such other deadline as may apply under Code Section 162(m)(4)(C) or the Treasury Regulations thereunder), the Bonus Plan Committee will select the persons who will participate in the Bonus Plan in such year and establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Bonus Plan Committee retains discretion under the Bonus Plan to reduce an award at any time before it is paid.

The maximum amount of compensation that may be paid under the Bonus Plan to any participant for any year is equal to $5 million.

Under the Bonus Plan, the performance goals for any year may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit or divisional level, and may include or exclude discontinued operations and acquisition expenses and restructuring expenses, as the Bonus Plan Committee may in each case determine: (a) net earnings (either before or after interest, taxes, depreciation and amortization), (b) economic value-added (as determined by the Bonus Plan Committee), (c) sales or revenue, (d) net income (either before or after taxes), (e) operating earnings, (f) cash flow (including, but not limited to, operating cash flow and free cash flow), (g) cash flow return on capital, (h) return on net assets, (i) return on stockholders’ equity, (j) return on assets, (k) return on capital, (l) stockholder returns, (m) return on sales, (n) gross or net profit margin, (o) productivity, (p) expense, (q) margins, (r) operating efficiency, (s) customer satisfaction, (t) working capital, (u) earnings per share, (v) price per share of stock, and (w) market share. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The foregoing terms shall have any reasonable definitions that the Bonus Plan Committee may specify, which may include or exclude any or all of the following items, as the Bonus Plan Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any of the foregoing criteria may apply to a participant’s award opportunity for any year in its entirety or to any designated portion of the award opportunity, as the Bonus Plan Committee may specify.

Awards may be paid under the Bonus Plan for any year only if and to the extent the awards are earned on account of the attainment of the performance goals applicable to such year and the participant is continuously employed by RCN throughout such year. The only exceptions to the continued employment requirement are if employment terminates by reason of death, disability or retirement during a year, in which case a prorated award may be paid after the close of the year. If a participant’s employment terminates for any reason other than death, disability or retirement during a year, any award for such year will be forfeited.

All payments pursuant to the Bonus Plan are to be made in cash, only after the Bonus Plan Committee certifies that the performance goals for the year have been satisfied.

The Bonus Plan is in effect for the fiscal year commencing January 1, 2005 and will continue in effect for subsequent years unless and until terminated by the Bonus Plan Committee in accordance with the provisions of the Bonus Plan. The Board may terminate the Bonus Plan without stockholder approval at any time.

Approval of the Bonus Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. A copy of the Bonus Plan is attached as Annex B.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO APPROVE AND ADOPT THE

SENIOR EXECUTIVE ANNUAL BONUS PLAN.

PROPOSAL 4

APPROVAL OF PROPOSAL TO APPROVE AND ADOPT

THE 2005 STOCK COMPENSATION PLAN

The Board of Directors of RCN has adopted the 2005 Stock Compensation Plan (the “2005 Plan”), subject to approval by the stockholders. The Board recommends that stockholders approve the Plan at the Annual Meeting. The 2005 Plan is integral to RCN’s compensation strategies and programs for Directors, employees and independent contractors. The Board believes that the 2005 Plan will provide the flexibility RCN needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees and Directors essential for RCN’s success.

The 2005 Plan provides for grants of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and other stock awards (collectively, the “Awards”). Stockholder approval of the 2005 Plan, among other things, is intended to: (i) comply with the applicable Listing Standards of the NASDAQ Stock Market; (ii) comply with applicable securities law requirement; (iii) permit the performance-based awards discussed below (and above under Proposal 3) to qualify for deductibility under Section 162(m) of the Internal Revenue Code; and (iv) allow for the issuance of “incentive stock options” described below. Individuals eligible to receive Awards under the 2005 Plan include employees, Directors, and independent contractors of RCN and its subsidiaries and other entities controlled by RCN (“affiliates”). However, incentive stock options may be granted only to an employee of RCN or a subsidiary of RCN.

Approval of the 2005 Plan requires the affirmative vote of a majority of the votes duly cast by holders of the Common Stock. The following is a summary of certain principal features of the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan, which is attached to this Proxy Statement as Annex C. Stockholders are urged to read the actual text of the 2005 Plan in its entirety.

Purpose

The purpose of the 2005 Plan is to further the growth and profitability of RCN by increasing incentives and encouraging ownership of shares of Common Stock by RCN’s employees, independent contractors and Directors. The 2005 Plan provides a means through which RCN and its subsidiaries and affiliates may attract key personnel (collectively, the “Participants”) to enter into and remain in the employ of RCN and its subsidiaries and affiliates, as well as to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of RCN rest, can acquire and maintain ownership of Common Stock, thereby strengthening their commitment to the success of RCN and promoting the mutuality of interests between Participants and RCN’s stockholders.

Administration

The 2005 Plan will be administered by the Compensation Committee. References to the Compensation Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor committee. It is intended that each member of the Compensation Committee will qualify as a “non-employee director” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any national securities exchange or national securities association, as applicable. Subject to the terms of the 2005 Plan, the Compensation Committee is authorized to select persons eligible to receive Awards and to determine the form, amount, timing and other terms of the Awards to be granted. The Compensation Committee may delegate to one or more members of the Board or to officers of RCN its authorities regarding awards to individuals not subject to Section 16 of the Exchange Act or Section 162(m) of the Code. The Compensation Committee is authorized to interpret the 2005 Plan and any Award Agreements issued under the Plan, to adopt such rules and procedures as it may deem necessary or advisable for the administration of the 2005 Plan, to interpret and amend any of such rules or procedures and to make all other decisions and determinations required pursuant to the 2005 Plan or any Award Agreement or as the Compensation Committee deems necessary or advisable to administer the 2005 Plan. The Compensation Committee’s determinations under the 2005 Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Compensation Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any employee of RCN or any of its subsidiaries or affiliates, RCN’s independent certified public accountants or any executive compensation consultant or other professional retained by RCN to assist in the administration of the 2005 Plan.

Shares Available for Awards

Subject to adjustment as described below under the heading “Changes in Capital Structure,” the maximum number of shares of Common Stock that will be available for the grant of Awards under the 2005 Plan will be 4,636,619 shares of Common Stock.

The Common Stock awarded or acquired upon the exercise of Awards under the 2005 Plan may be authorized but unissued, authorized and issued shares reacquired and held as treasury shares, or any combination thereof. If any Award granted under the 2005 Plan should expire, terminate, or be forfeited or canceled, the Common Stock subject thereto shall be released and shall again be available for the grant of new Awards under the 2005 Plan. To the extent permitted by applicable law or exchange rules, Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by RCN or any of its subsidiaries or affiliates will not be counted against the Common Stock available for issuance under the 2005 Plan.

Subject to adjustment as described below under the heading “Changes in Capital Structure,” the number of shares of Common Stock with respect to which Awards (other than restricted stock, restricted stock units and other stock awards that are not subject to the achievement of performance goals established by the Compensation Committee in accordance with Section 162(m) of the Code) may be made during any year to any person may not exceed 1,000,000 shares.

The closing price of the Common Stock on June 1, 2005 was $21.44.

Term of the 2005 Plan

Unless earlier terminated by the Board, as described below under the heading “Amendment and Termination,” the 2005 Plan will terminate on April 7, 2015, which is ten years after adoption by the Board, and no further Awards may be granted under the 2005 Plan after that date. The termination (or early termination) of the 2005 Plan will not affect any Awards granted prior to the termination (or early termination) of the 2005 Plan.

Eligibility

The persons eligible to receive Awards under the 2005 Plan are the Directors, employees and independent contractors of RCN and any its subsidiaries and affiliates who are designated by the Compensation Committee. Although the 2005 Plan authorizes Awards to independent contractors, the Compensation Committee does not presently plan to issue Awards to independent contractors. Persons receiving Awards will enter into individual Award Agreements with RCN that contain the terms and conditions of the Award established by the Compensation Committee.

Stock Options

The Compensation Committee is authorized to grant stock options, including incentive stock options under Section 422 of the Code (“ISOs”), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options. The exercise price per share of Common Stock subject to an option is determined by the Compensation Committee, but must not be less than 100% of the fair market value of such share on the date of grant; provided, however, that with respect to a Participant that owns stock representing more than 10% of the voting power of all class of stock of RCN, the exercise price per share subject to an ISO shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. For purposes of the 2005 Plan, the term “fair market value” shall mean, except as otherwise specified in a particular Award agreement, (a) while the Common Stock traded on an established national or regional securities exchange, the closing transaction price of such Common Stock as reported by the principal exchange on which such Common Stock is traded on the date as of which such value is being determined or, if there is no reported transaction for such date, on the next preceding date for which a transaction was reported, (ii) if the Common Stock is not traded on an established national or regional securities exchange, the average of the bid and ask prices for the stock, where quoted for such stock. However, if “fair market value” cannot be determined under clause (i) or clause (ii) above, or if the Compensation Committee determines in its sole discretion that the Common Stock is too thinly traded for “fair market value” to be determined pursuant to clause (i) or clause (ii), “fair market value” shall be the value determined by the Compensation Committee, in its sole discretion, on a good faith basis.

The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally will be established by the Compensation Committee in the individual Award Agreements, except that no ISO may have a term exceeding 10 years and no ISO granted to a Participant who owns stock representing more than 10% of the voting power of all class of stock of RCN may have a term exceeding five years. Options may be exercised by payment of the exercise price in cash or, in the discretion of the Compensation Committee, either (i) by tendering previously acquired stock which has been held by the holder of the option for at least six months having an aggregate fair market value at the time of exercise equal to the aggregate exercise price of the stock with respect to which the option is to be exercised, or (ii) by any other means that the Compensation Committee, in its sole discretion, determines to both provide legal consideration for the stock and to be consistent with the purposes of the 2005 Plan.

SARs

The Compensation Committee is authorized to grant SARs entitling the Participant to receive the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the grant price of the SAR. The grant price of a SAR is determined by the Compensation Committee but must not be less than 100% of the fair market value of a share of Common Stock on the date of grant. SARs may be granted by themselves or in tandem with grants of stock options. The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment generally are established by the Compensation Committee in the individual Award Agreements, except that no SAR granted in tandem with an option may have a term exceeding the term of the related option. SARs may be exercised by (i) delivery of a written notice of exercise, (ii) in the case of a tandem SAR, by surrendering any options which would be canceled by reason of the exercise of such SAR, or (iii) by executing such documents as RCN may reasonably request. Payment of the amount by which the fair market value of each SAR exercised exceeds the grant price shall be made, as determined by the Compensation Committee in its discretion, in cash, Common Stock, or a combination thereof, as set forth in the individual Award Agreement.

Restricted Stock and Restricted Stock Units

The Compensation Committee is authorized to grant awards of restricted stock and restricted stock units. A grant of restricted stock is an Award of Common Stock which may not be sold or disposed of prior to the end of a restricted period specified by the Compensation Committee. The Compensation Committee may set additional restrictions on restricted stock as it may deem advisable or appropriate in the individual Award Agreements. A Participant who has been granted restricted stock generally has the right to vote the stock, unless otherwise determined by the Compensation Committee. During the restricted period, Participants holding shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to such shares, unless otherwise determined by the Compensation Committee. However, dividends and other distributions with respect to restricted stock that are paid in Common Stock will be held by RCN subject to the same restrictions that apply to the restricted Common Stock.

Restricted stock units are similar to restricted shares except that no Common Stock is actually awarded to the Participant on the date of grant. Instead, Common Stock is delivered to the Participant when all applicable terms and conditions specified under the Award have been satisfied. A holder of a restricted stock unit does not have voting rights or any entitlement to dividends or other distributions until the Common Stock is delivered in the future upon the completion of the restricted period.

In addition, the Compensation Committee may make restricted stock and restricted stock unit Awards that are subject to the achievement of performance goals as may be determined by the Compensation Committee and specified in the relevant Award Agreement. The performance goals may be based on the following factors: (a) net earnings (either before or after interest, taxes, depreciation and amortization), (b) economic value-added (as determined by the Compensation Committee), (c) sales or revenue, (d) net income (either before or after taxes), (e) operating earnings, (f) cash flow (including, but not limited to, operating cash flow and free cash flow), (g) cash flow return on capital, (h) return on net assets, (i) return on stockholders’ equity, (j) return on assets, (k) return on capital, (l) stockholder returns, (m) return on sales, (n) gross or net profit margin, (o) productivity, (p) expense, (q) margins, (r) operating efficiency, (s) customer satisfaction, (t) working capital, (u) earnings per share, (v) price per share of Stock, and (w) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee may determine performance goals in respect of the performance of RCN, any of its subsidiaries or affiliates or any combination thereof on either a consolidated, business unit or divisional level. The Compensation Committee, in its discretion, may adjust or modify the calculation of performance goals in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of RCN, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

Awards contingent on performance goals granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by RCN under Section 162(m) of the Code. For purposes of Section 162(m) of the Code, the term “covered employee” means RCN’s chief executive officer and each other person whose compensation is required to be disclosed in RCN’s filings with the SEC by reason of that person being among the four highest compensated officers of RCN on the last day of a taxable year.

Other Stock Awards

The Compensation Committee is authorized to grant other types of Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to the Common Stock on such terms and conditions as may be established by the Compensation Committee in the relevant Award Agreement.

Tax Withholding; Other Terms of Awards

The Compensation Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any Common Stock to be distributed will be withheld (or previously acquired Common Stock or other property be surrendered by the Participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that a Participant may, unless otherwise specified in a particular Award agreement, transfer, without consideration, Awards other than ISOs to such Participant’s “immediate family” as defined in the 2005 Plan.

Changes in Capital Structure

In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of RCN, or other corporate transaction or event (each a “Corporate Event”) affects the Common Stock such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2005 Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of RCN (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of Common Stock or other securities of RCN (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If RCN enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event.

Amendment and Termination

The Board may amend, suspend, or terminate the 2005 Plan or any part thereof, at any time and for any reason, subject to stockholder approval required by applicable law, rule or regulation, including Sections 162(m) and 422 of the Code and the rules of the NASDAQ Stock Market. Thus, stockholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan. In addition, the Board may amend the 2005 Plan and any Award Agreement, including, without limitation, retroactive amendments, without stockholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code.

Federal Income Tax Consequences of Awards of Options

The following is a brief description of the United States federal income tax consequences generally arising with respect to Awards of options under the 2005 Plan.

The grant of an option gives rise to no tax consequences for the Participant or RCN. The exercise of an option has different tax consequences depending on whether the option is an ISO or a non-qualified option. On exercising an ISO, the Participant recognizes no income for regular income tax purposes, but the option “spread” (the difference between the exercise price and the fair market value of the shares acquired upon exercise of the option) is taken into account in computing liability for the alternative minimum tax. On exercising a non-qualified option, the Participant recognizes ordinary income equal to the option spread.

The disposition of Common Stock acquired on exercise of an option may have different tax consequences depending on whether the option is an ISO or a non-qualified option and the timing of the disposition. On a disposition of Common Stock acquired on exercise of an ISO before the Participant has held those Shares for at least two years from the date the option was granted and at least one year from the date the option was exercised (the “ISO holding periods”), the Participant recognizes ordinary income equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price and (ii) the excess of the amount realized on the disposition of the Common Stock over the exercise price. On a disposition of Common Stock acquired on the exercise of a non-qualified option or on exercise of an ISO when the ISO holding periods have been met, the Participant will recognize capital gain or loss equal to the difference between the sales price and the Participant’s tax basis in the Common Stock. That gain or loss will be long-term if the Common Stock has been held for more than one year as of the date of disposition. The Participant’s tax basis in the Common Stock generally will be equal to the exercise price of the option plus the amount of any ordinary income recognized in connection with the option.

Section 409A of the Code provides that participants in certain “deferred compensation” arrangements will be subject to immediate taxation and, among other penalties, will be required to pay an additional 20% tax on the value of vested deferred compensation if the requirements of Section 409A are not satisfied. Options may be considered “deferred compensation” for purposes of Section 409A unless certain requirements are met. RCN expects that options granted under the 2005 Plan will meet these requirements and will thus not be subject to Code Section 409A, but no assurances to this effect can be given.

RCN generally will be entitled to a tax deduction equal to the amount that the Participant recognizes as ordinary income in connection with an option. RCN is not entitled to a tax deduction relating to any amount that constitutes a capital gain for a Participant. Accordingly, RCN will not be entitled to any tax deduction with respect to an ISO if the Participant holds the Shares for the ISO holding periods prior to disposing of the Common Stock.

As noted under Proposal 3, Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation in excess of $1 million paid in any taxable year to RCN’s chief executive officer or any of its other four highest compensated officers (a “covered employee”). Compensation that qualifies as “performance-based compensation”, however, is excluded from the $1 million deductibility cap. RCN intends that options and certain other Awards granted to employees whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with the Awards qualify as “performance-based compensation” so that deductions with respect to options and such other Awards will not be subject to the $1 million cap under Section 162(m) of the Code. Future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect the ability of RCN to ensure that options or other Awards under the 2005 Plan will qualify as “performance based compensation” so that deductions are not limited by Section 162(m) of the Code.

Section 280G of the Code provides special rules in the case of “golden parachute” payments. Those rules could apply if, on a change in control of RCN, the acceleration of options or other Awards held by a Participant who is an officer, Director or highly-compensated individual with respect to RCN, and any other compensation paid to the Participant that is contingent on a change in control of RCN, has a present value of at least three times the Participant’s average annual compensation from RCN over the prior five years (the “average compensation”). In that event, the contingent compensation that exceeds the Participant’s average compensation, adjusted to take account of any portion thereof shown to be reasonable compensation, is not deductible by RCN and is subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the Participant.

The foregoing discussion, which is general in nature and is not intended to be a complete description of the federal income tax consequences of the 2005 Plan, is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to Participants in the 2005 Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the 2005 Plan should consult a tax adviser as to the tax consequences of participation.

New Plan Benefits

The following table sets forth the awards made under the 2005 Plan prior to the date hereof and/or the awards that are expected at this time to be made under the 2005 Plan after its approval by stockholders at the Annual Meeting. The actual amount and/or composition of awards may differ from the information set forth below.

	Options		Restricted Stock
Name and Position	Weighted Average Exercise Price($)	Total Shares Subject to Option Grants	Value ($)*	Number of shares
Peter D. Aquino President and Chief Executive Officer	$26.22	370,882	$3,975,855	185,441
Patrick T. Hogan Executive Vice President—Corporate	$18.80	75,000	N/A	0
All current executive officers, as a group	$23.62	1,287,984	$10,537,588	491,402
All current directors who are not executive officers, as a group	N/A	0	$3,216,000	150,000
All employees who are not executive officers, as a group	$18.80	1,921,100	N/A	0

*	Calculated based on the $21.44 closing price of RCN stock on June 1, 2005.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS STOCKHOLDERS

VOTE “FOR” THE APPROVAL THE PROPOSAL TO APPROVE AND ADOPT OF

THE 2005 STOCK COMPENSATION PLAN.

COMPENSATION COMMITTEE REPORT

The current Compensation Committee of the Board of Directors of RCN (the “Compensation Committee”) was established after RCN’s emergence from bankruptcy on December 21, 2004 and therefore was not involved with 2004 compensation decisions. Set forth below is a summary of the compensation philosophy of the current Compensation Committee, together with its understanding, based on information provided by management, of the philosophy and criteria employed by the former compensation committee in its determinations regarding executive compensation in 2004. It is the current Compensation Committee’s understanding that the Executive Officer compensation philosophy of the former compensation committee during 2004 was substantially the same as that set forth below.

The compensation programs for RCN’s Executive Officers are administered by the Compensation Committee. The Compensation Committee is comprised of three independent Directors. The Compensation Committee makes determinations with respect to all executive compensation matters involving Executive Officers who are subject to Section 16 of the Exchange Act. In addition, the Compensation Committee makes recommendations and/or determinations with respect to all other executive compensation matters.

The Compensation Committee submits the following report on compensation for RCN’s Executive Officers:

Compensation Philosophy

RCN has established pay-for-performance compensation programs for all levels within RCN, including its executive officers. RCN emphasizes the need for all employees to set objectives and for the objectives of each employee to be tied to the advancement by RCN of its goals. RCN’s compensation programs are intended to motivate its employees to provide superior service and superior performance in order to be competitive. Under RCN’s total compensation program, all employees of RCN are evaluated against written objectives and compensated accordingly.

RCN’s compensation philosophy for executive officers is based upon their performance against written objectives which are designed to motivate them to lead the organization, establish and communicate RCN’s objectives, and execute RCN’s business plan to achieve its objectives. The market alignment strategy for the compensation elements include base salary on average at or below the midpoint of RCN’s peer group, and is performance based; short term incentive which is on average at or below the midpoint of RCN’s peer group, and is performance based and at risk; and long term incentive which is on average at or above the midpoint of RCN’s peer group, is performance based, and at risk; and is focused on retaining the executive and promoting stock ownership of RCN.

The Compensation Committee reviews the performance of the senior executives against written objectives on an annual basis, and based upon those evaluations, recommends to the Board of Directors base salaries, short-term and long-term incentive grants consistent with the compensation philosophy of RCN.

Base Salaries

Upon hiring, base salaries for Executive Officers are initially set by the Compensation Committee based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal equity considerations and other objective and subjective factors. Increases to base salary are also determined by the Compensation Committee, as applicable. Increases are determined primarily on an evaluation of competitive data, the individual’s performance and contribution to RCN, and RCN’s overall performance. Base salaries are periodically reviewed by the Compensation Committee. The base salaries of Messrs. Aquino and Mooney were determined by the Committee after consultation with outside advisors and are set forth in their employment agreements, as described under “Executive Compensation” on page 23.

Annual Bonuses

RCN expects to pay annual bonuses under the Short Term Performance Incentive Plan. The amount of cash bonuses are based upon performance, and linked to individual performance and RCN-wide objectives. Success against these objectives and overall assessed performance determine the amount of a bonus pool. The Compensation Committee determines the individual awards for RCN’s executive officers who are subject to Section 16 of the Exchange Act and approves the individual awards for RCN’s other executive officers. It is the understanding of the Compensation Committee that the annual bonus targets for 2004 for executive officers were not met and therefore no annual bonus was paid to executive officers, but retention bonuses were paid to executive officers during 2004, including pursuant to a key employee retention plan approved by the Bankruptcy Court.

Stock Options

All of Old RCN’s equity-based compensation plans and outstanding grants under those plans were extinguished in the bankruptcy. Since emerging from bankruptcy in December 2004, RCN’s Board of Directors has approved the 2005 Plan, which is being submitted to stockholders for approval at the Annual Meeting (Proposal 4 in this proxy statement). Assuming the 2005 Plan is approved, future equity grants under the Plan will be awarded at the discretion of the Compensation Committee primarily based on an evaluation of competitive data and the anticipated contribution that the executive officer will make to RCN.

COMPENSATION COMMITTEE

Theodore H. Schell, Chairman

Michael E. Katzenstein

Daniel Tseung

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the table below is information as of June 1, 2005 with respect to the number of shares of Common Stock beneficially owned by: (1) each person or entity known by RCN to own more than 5% of the Common Stock; (2) each Director of RCN; (3) each of the named Executive Officers below; and (4) all Directors and Executive Officers as a group. To RCN’s knowledge, unless otherwise indicated, each person or entity has voting and investment power with respect to the shares set forth opposite the person’s or entity’s name.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Shares (%)(2)
James F. Mooney	46,900		*
Peter D. Aquino	20,000		*
Benjamin C. Duster IV	1,600		*
Lee S. Hillman	2,000		*
Michael E. Katzenstein	—		—
Theodore H. Schell	—		—
Daniel Tseung	—		—
Patrick T. Hogan	—		—
Directors and named executive officers as a group (8 persons)	70,500	(3)	*
The Altar Rock Fund LP, Tudor Proprietary Trading LLC, Tudor Investment Corporation, Paul Tudor Jones, II, The Tudor BVI Global Portfolio LTD and The Raptor Global Portfolio LTD	7,006,206	(4)	19.02%
JGD Management Corp., York Investment Limited, York Capital Management, L.P., York Select L.P., York Select Unit Trust, York Credit Opportunities Fund, L.P., York Global Value Partners, L.P.	5,794,282	(5)	16.03%
Jana Partners LLC	2,892,449	(6)	8.03%

*	Less than 1%.
(1)	Represents shares of Common Stock held and/or options held by such individuals that were exercisable at the date specified above or within 60 days thereafter. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their shares of Common Stock.
(2)	Except as otherwise indicated, for each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 36,020,850 shares outstanding as of June 1, 2005 plus the number of shares of Common Stock that such person or group had the right to acquire within 60 days after June 1, 2005.
(3)	None of the Directors or named executive officers have been awarded any stock options as of June 1, 2005.
(4)

Based on information provided in the Schedule 13D filed by the reporting persons on December 21, 2004 (the “Tudor 13D”). As a result of RCN’s Chapter 11 reorganization, The Tudor BVI Global Portfolio (“BVI”), Tudor Proprietary Trading LLC (“TPT”), The Raptor Global Portfolio Ltd (“Raptor”) and The Altar Rock Fund LP (“Altar Rock”) received shares of Common Stock. In connection with the reorganization, BVI, TPT, Raptor and Altar Rock also purchased Convertible Notes of RCN. As of December 21, 2004, BVI owned 1,147,980 shares of Common Stock, TPT owned 615,041 shares of Common Stock, Raptor owned 5,186,464 shares of Common Stock and Altar Rock owned 56,721 shares of Common Stock. These ownership amounts include the shares of Common Stock that these stockholders would have received as of December 21, 2004 upon conversion of the Convertible Notes they held at such time. In addition, each of BVI, TPT, Raptor and Altar Rock may ultimately receive additional shares of Common Stock that have been placed in reserve pending resolution of certain bending claims under the Chapter 11 proceedings (the “Claims Reserve”). According to the Tudor 13D, if the pending claims were resolved without any distribution of shares from the Claims Reserve and the shares held in the Claims Reserve as of December 21, 2004 had been fully released and distributed in accordance with the Plan, BVI, TPT, Raptor and Altar Rock would have received an additional 795,562 shares in the aggregate. The Claims

Reserve shares are not included in the individual ownership amounts listed above or in the aggregate ownership amount listed in the above table. According to the Tudor 13D, Tudor Investment Corporation (“TIC”) is sole general partner of Altar Rock and provides investment advisory services to BVI, Raptor and Altar Rock, and TIC may be deemed to beneficially own the shares of Common Stock and Convertible Notes owned by each such reporting person. According to the Tudor 13D, Paul Tudor Jones, II is the controlling stockholder of TIC and the indirect principal equity owner of TPT, and Mr. Jones may be deemed to beneficially own the shares of Common Stock and Convertible Notes deemed beneficially owned by each such reporting person. In the Tudor 13-D, each of BVI, TPT, Raptor, Altar Rock, TIC and Mr. Jones expressly declared that the filing of the Tudor 13D should not be construed as an admission that any of them is a beneficial owner of any securities held or beneficially owned by any of the other filing parties. The mailing address for Altar Rock, TPT, TIC and Mr. Jones is c/o Tudor Investment Corporation, 1275 King Street, Greenwich, Connecticut, 06831. The mailing address for Tudor BVI and Raptor is c/o CITCO Fund Services, Kaya flamboyan 9, Curacao, Netherlands Antilles.

(5)	Based on information provided in the Schedule 13D filed by the reporting persons on January 6, 2005 (the “York 13G”). As a result of RCN’s Chapter 11 reorganization, JDG Management Corp. (“JDG”), York Investment Limited (“York Investment”), York Capital Management, L.P. (“York Capital”), York Select, L.P. (“York Select”), York Select Unit Trust (“York Select Trust”), York Credit Opportunities Fund, L.P. (“York Credit Opportunities”), and York Global Value Partners, L.P. (“York Global Value”) received shares of Common Stock. In connection with the reorganization, these stockholders also purchased Convertible Notes of RCN. As of January 6, 2005, JDG owned 3,148,936 shares of Common Stock, York Investment owned 920,020 shares of Common Stock, York Capital owned 267,747 shares of Common Stock, York Select owned 496,820 shares of Common Stock, York Select Trust owned 333,014 shares of Common Stock, York Credit Opportunities owned 543,438 shares of Common Stock and York Global Value owned 295,304 shares of Common Stock. These individual ownership amounts include (1) a total of 115,537 shares that these stockholders would have received as of January 6,2005 upon conversion of the Convertible Notes they held at such time and (2) a total of 210,997 shares that these stockholders would have received from the Claim Reserve as of January 6, 2005 if the pending claims were resolved without any distribution of shares from the Claims Reserve and the shares held in the Claims Reserve as of January 6, 2005 were fully released and distributed in accordance with the Plan. However, the aggregate ownership amount for these stockholders as listed in the above table does not include any shares that these stockholders might be entitled to from the Claims Reserve. The mailing address for these stockholders is c/o York Capital Management, 390 Park Avenue, New York 10022.
(6)	Based on information provided in the Schedule 13G filed by the stockholder on January 27, 2005 (the “Jana 13G”). As a result of RCN’s Chapter 11 reorganization, Jana Partners LLC (“Jana”) received shares of Common Stock. As of January 7, 2005 Jana owned 2,892,449 shares of Common Stock. In connection with the reorganization, Jana purchased Convertible Notes of RCN. The Jana 13G does not state whether the share ownership information set forth in the Jana 13G includes (I) any shares into which the Convertible Notes held by Jana are convertible or (2) any additional shares that Jana may ultimately receive from the Claims Reserve. The mailing address for Jana is 201 Post Street, Suite 100, San Francisco, California 94108.

EXECUTIVE COMPENSATION

	Annual Compensation			Long Term Compensation Awards
Name and Position	Year	Salary	Bonus	Severance		Bonus		Restricted Stock Awards		Securities Underlying Options	All Other Compensation (6)
Peter D. Aquino(1)	2004	—	—	—		—		—		—	—
President and Chief Executive Officer

Patrick T. Hogan	2004	$245,192	$20,000	—		$192,000		—		—	$4,480
Executive Vice President and Former Chief Financial Officer

David C. McCourt(2)	2004	$548,077	—	$500,000	(7)	$450,000	(8)	—			$7,897
Former Chairman and Chief	2003	403,846	—	—		2,200,000	(8)	— (9)		—	39,951
Executive Officer	2002	500,000	—	—		—		290,000	(10)		57,420

Michael Angi(3) Former Senior Vice President of Operations	2004	$179,654		$239,980	(9)	$144,000		—		—	$27,830

Deborah Royster(4) Former Senior Vice President, General Counsel and Corporate Secretary	2004	$217,903	$70,791	—		$212,000				—	$55,919

William Terrell Wingfield, Jr.(5) Former Senior Vice President Legal Affairs	2004	$136,298		$112,500		$135,000		—		—	$16,982

(1)	Mr. Aquino was appointed Chief Executive Officer and President on December 21, 2004, following RCN’s emergence from bankruptcy. Mr. Aquino had no compensation in 2004 as an employee of RCN. During the period from November, 2003 to August, 2004, Mr. Aquino was employed by Capital and Technology Advisors (“CTA”) and, in such capacity, served as a consultant to RCN. From August, 2004 until December 21, 2004, Mr. Aquino was employed by PDA Group, LLC (“PDA”) and in such capacity served as a consultant to RCN. See “Certain Relationships and Related Transactions.”
(2)	Mr. McCourt resigned as Chairman and Chief Executive Officer effective upon RCN’s emergence from bankruptcy.
(3)	Mr. Angi served as Senior Vice President of Operations until September 3, 2004.
(4)	Ms. Royster served as Senior Vice President, General Counsel and Secretary until February 18, 2005.
(5)	Mr. Wingfield served as Senior Vice President Legal Affairs until July 1, 2004.
(6)	Amounts represent, (a) for Mr. Hogan, $4,200 for matching contributions made by RCN to RCN 401(k) Plan and $282 for life insurance paid for by RCN; (b) for Mr. McCourt, in 2004, $7,404 for matching contributions made by RCN to RCN 401(k) Plan and $493 for life insurance paid for by RCN, in 2005, $32,959 for RCN provided transportation, $6,668 for matching contributions made by RCN to RCN 401(k) Plan and $324 for life insurance paid for by RCN and, in 2002 $50,038 for RCN provided transportation, $7,000 for matching contributions made by RCN to RCN 401(k) Plan and $328 for life insurance paid by RCN; (c) for Mr. Angi, $20,786 in reimbursement of relocation costs, $6,228 for matching contributions made by RCN to RCN 401(k) Plan and $756 for life insurance paid for by RCN; (d) for Ms. Royster, $49,221 in reimbursement of relocation costs, $6,265 for matching contributions made by RCN to RCN 401(k) Plan and $433 for life insurance paid for by RCN; and (e) for Mr. Wingfield, $16,252 in reimbursement of relocation costs and $730 for life insurance paid for by RCN.
(7)	For 2004, represents severance payments to which Mr. McCourt became entitled in accordance with the terms of his separation from RCN. These amounts are being paid in installments over the one year period ending in December 2005. For 2005, represents $2,000,000 paid under RCN 2001 Chairman Performance and Retention Plan and $200,000 paid under RCN 2002 short term incentive plan.
(8)	Represents payments made to Mr. McCourt under RCN Key Employee Retention Program (the “KERP”).
(9)	Does not include out-performance stock options (“OSOs”) for 500,000 shares of Old RCN Common Stock granted to Mr. McCourt on January 31, 2003 which were cancelled pursuant to the Chapter 11 reorganization.
(10)	Includes the amount of deferred compensation contributed by Mr. McCourt to purchase share units pursuant to the Executive Stock Purchase Plan (the “ESSP”) together with matching contributions by RCN.

(11)	Represents severance payments to which Mr. Angi became entitled in accordance with the terms of his separation from RCN. These amounts are being paid in installments over the one year period ending in September 2005.

Compensation earned in 2004 reflects inclusion of 2004 compensation accrual not yet paid in cash.

Executive Officers’ Employment Agreements

Employment Agreement with Peter D. Aquino. On May 6, 2005, RCN entered into an employment agreement with Peter D. Aquino (the “Aquino Employment Agreement”), pursuant to which Mr. Aquino will serve as President and Chief Executive Officer of RCN effective as of December 21, 2004. The Aquino Employment Agreement is for a term expiring December 21, 2007, subject to an automatic one year extension if neither RCN nor Mr. Aquino gives notice to the other of an intention not to renew the Aquino Employment Agreement no later than 30 days before the scheduled expiration date. Mr. Aquino will receive a base salary of $540,000 per year, which may be increased, but not decreased, by RCN’s Board of Directors, in the Board’s sole and absolute discretion. Mr. Aquino will be entitled to an annual bonus in an amount determined by the Compensation Committee based on the achievement of performance goals established by the Compensation Committee for each calendar year, with a target annual bonus equal to 50% of base salary. The Board, based upon the recommendation of the Compensation Committee, may, in its discretion, pay Mr. Aquino a bonus in addition to or in excess of, the aforementioned bonus.

Mr. Aquino will be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements that are provided generally to similarly situated employees of RCN to the extent he meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement. RCN will pay or reimburse Mr. Aquino for all reasonable travel, entertainment and other business expenses incurred in carrying out his duties, services and responsibilities.

Under the Aquino Employment Agreement, if Mr. Aquino’s employment is terminated by RCN without Cause (as defined in the agreement) or by Mr. Aquino for Good Reason (as defined in the agreement) or by Mr. Aquino immediately after the expiration of the Aquino Employment Agreement due to RCN’s provision of a Non-Renewal Notice (as defined the agreement), (i) Mr. Aquino shall vest in the portion of the Restricted Stock Award or Option Award, if any, that was otherwise scheduled to vest during the 12-month period following his Date of Termination (with the vested portion of the Option Award remaining exercisable for the shorter of the one year period following the his Date of Termination and the remainder of the original term), (ii) RCN shall pay Mr. Aquino the Severance Payments discussed below and (iii) RCN shall provide Mr. Aquino with continued medical coverage at active-employee rates for two years or, if earlier, until he receives subsequent employer-provided coverage.

In the event Mr. Aquino’s employment is terminated by RCN without Cause or by Mr. Aquino for Good Reason, Severance Payments shall mean 24 monthly payments commencing on the first day of the first month after the Mr. Aquino’s Date of Termination (as defined in the agreement) in an amount equal to 1/12 the sum of the Mr. Aquino’s Base Salary and Target Bonus (as defined in the agreement), in each case as in effect on Mr. Aquino’s Date of Termination. In the event Mr. Aquino’s employment is terminated by the Mr. Aquino immediately after the expiration of the Agreement due RCN’s provision of a Non-Renewal Notice (as defined in the agreement), Severance Payment shall mean 12 monthly payments commencing on the first day of the first month after the Mr. Aquino’s Date of Termination in an amount equal to 1/12 the sum of the Mr. Aquino’s Base Salary and Target Bonus, in each case, as in effect on Mr. Aquino’s Date of Termination. Payment of the Severance Pay shall be conditioned upon Mr. Aquino’s execution and delivery of an irrevocable general release in form satisfactory to RCN and Mr. Aquino.

The Aquino Employment Agreement contains customary confidentiality, non-competition, non-solicitation and indemnification provisions.

Employment Agreement with James Mooney. On May 6, 2005, RCN entered into an employment agreement with James Mooney (the “Mooney Employment Agreement”), pursuant to which Mr. Mooney will serve as Chairman of RCN’s Board, effective as of December 21, 2004. The Mooney Employment Agreement is for a term expiring December 21, 2007, subject to an automatic one year extension if neither RCN nor Mr. Mooney gives notice to the other of an intention not to renew the Mooney Employment Agreement no later than 30 days before the scheduled expiration date. Mr. Mooney will receive a base salary of $540,000 per year, which may be increased, but not decreased, by the Board, in the Board’s sole and absolute discretion. Mr. Mooney will be entitled to an annual bonus in an amount determined by the Compensation Committee based on the achievement of performance goals established by the Compensation Committee for each calendar year, with a target annual bonus equal to 50% of base salary. The Board, based upon the recommendation of the Compensation Committee, may, in its discretion, pay Mr. Mooney a bonus in addition to or in excess of, the aforementioned bonus.

Mr. Mooney will be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements that are provided generally to similarly situated employees of RCN to the extent he meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement. RCN will pay or reimburse Mr. Mooney for all reasonable travel, entertainment and other business expenses incurred in carrying out his duties, services and responsibilities.

Under the Mooney Employment Agreement, if Mr. Mooney’s employment is terminated by RCN without Cause (as defined in the agreement) or by Mr. Mooney for Good Reason (as defined in the agreement) or by Mr. Mooney immediately after the expiration of the Mooney Employment Agreement due to RCN’s provision of a Non-Renewal Notice (as defined the agreement), (i) Mr. Mooney shall vest in the portion of the Restricted Stock Award or Option Award, if any, that was otherwise scheduled to vest during the 12-month period following his Date of Termination (with the vested portion of the Option Award remaining ex exercisable for the shorter of the one year period following the his Date of Termination and the remainder of the original term), (ii) RCN shall pay Mr. Mooney the Severance Payments discussed below and (iii) RCN shall provide Mr. Mooney with continued medical coverage at active-employee rates for two years or, if earlier, until he receives subsequent employer-provided coverage.

In the event Mr. Mooney’s employment is terminated by RCN without Cause or by Mr. Mooney for Good Reason, Severance Payments shall mean 24 monthly payments commencing on the first day of the first month after the Mr. Mooney’s Date of Termination (as defined in the agreement) in an amount equal to  1/12 the sum of the Mr. Mooney’s Base Salary and Target Bonus (as defined in the agreement), in each case as in effect on Mr. Mooney’s Date of Termination. In the event Mr. Mooney’s employment is terminated by the Mr. Mooney immediately after the expiration of the Agreement due RCN’s provision of a Non-Renewal Notice (as defined in the agreement), Severance Payment shall mean 12 monthly payments commencing on the first day of the first month after the Mr. Mooney’s Date of Termination in an amount equal to  1/12 the sum of the Mr. Mooney’s Base Salary and Target Bonus, in each case, as in effect on Mr. Mooney’s Date of Termination. Payment of the Severance Pay shall be conditioned upon Mr. Mooney’s execution and delivery of an irrevocable general release in form satisfactory to RCN and Mr. Mooney.

The Mooney Employment Agreement contains customary confidentiality, non-competition, non-solicitation and indemnification provisions.

Option Grants, Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

During 2004, Old RCN did not grant any stock options. On the Effective Date of the Bankruptcy Plan, December 21, 2004, all of the then existing securities of RCN, including the existing Old RCN Common Stock, preferred stock, warrants and options were extinguished and deemed cancelled and all of RCN’s equity-based incentive plans were cancelled. Between the Effective Date of the Bankruptcy Plan and December 31, 2004, RCN did not grant any stock options.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of RCN (the “Audit Committee”), pursuant to its Charter adopted on April 7, 2005 oversees RCN’s financial reporting process. However, the current Audit Committee was established after RCN’s emergence from bankruptcy on December 21, 2004 and therefore was not involved with oversight of RCN’s financial reporting process during the period beginning January 1, 2004 and ending December 31, 2004 (the “2004 10K Period”). Following the emergence from bankruptcy, RCN’s Board of Directors was entirely reconstituted and a new Audit Committee was formed. In fulfilling its oversight responsibilities, the Audit Committee directed management and RCN’s internal auditors to undertake a new and comprehensive review of RCN’s internal controls and financial reporting processes and procedures. This work, carried out by RCN’s internal auditors (who are currently outside consultants and contractors engaged by RCN to provide the internal audit function), under the direction of RCN’s management, identified several areas of weakness in internal controls and financial reporting (described in the Form 10k).

The Audit Committee reviewed the audited financial statements contained in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has met with, reviewed and discussed with management the financial statements for fiscal year 2004 audited by Friedman LLP, RCN’s independent public accountants for 2004, and various matters related to the financial statements, including those matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. The Charter indicates that the Audit Committee shall review with management and RCN’s independent public accountants such matters as the initial selection and changes in accounting policies, management judgments and accounting estimates, significant audit adjustments, adequacy of internal control systems, and disagreements, if any, between management and RCN’s independent public accountants. The Audit Committee has also (1) received the written disclosures and the letter from PricewaterhouseCoopers LLP (“PwC”), its independent public accountant until November 2004, and Friedman LLP required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), (2) met with and discussed with PwC and Friedman LLP those matters required to be disclosed by SAS 61, and (3) considered whether the provision of non-audit services by each independent public accountants is compatible with maintaining auditor independence, together with the issue of PwC and Friedman LLP’s independence generally. RCN’s independent public auditors represented to the Audit Committee that the Company’s audited financial statements were prepared in accordance with generally accepted accounting standards of the United States of America. Based upon such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in RCN’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004 for filing with the SEC, which was filed with the SEC on May 11, 2005. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of RCN’s independent public accountants.

NASDAQ Independence Standards

The Audit Committee is composed entirely of independent directors meeting the requirements of applicable Securities and Exchange Commission rules and the listing standards of the NASDAQ Stock Market.

THE AUDIT COMMITTEE

Benjamin C. Dunster, Chairman

Michael E. Katzenstein

Theodore Schell

Principal Accountant’s Fees and Services

The following is a summary of the fees incurred by RCN from PwC and Friedman LLP for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003.

PricewaterhouseCoopers LLP

Fee Category	2004	2003
	(in thousands of dollars)
Audit Fees(1)	$383	$805
Audit-Related Fees(2)	34	663
Tax Fees(3)	—	27
All Other Fees	—	—

Total Fees	$417	$1,495

Friedman LLP

Fee Category	2004	2003
	(in thousands of dollars)
Audit Fees(4)	$332	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$332	$—

(1)	Audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits and interim quarterly reviews of the consolidated financial statements of RCN, other subsidiary audits and assistances with and review of registration statements and periodic SEC filings.
(2)	Audit-related fees for the year ended December 31, 2004 were for audits of RCN’s employee benefit plans, internal controls reviews and advisory work associated with Section 302 and Section 404 of the Sarbanes-Oxley Act and other attestation services. Audit-related fees for the year ended December 31, 2003 were for the audits of RCN’s employee benefit planes, carve-out financial statement audits of a subsidiary of RCN and other attestation services.
(3)	Tax fees for the year ended December 31, 2003 were for tax compliance and general tax planning and advice.
(4)	Audit fees for the year ended December 31, 2004 were for professional services rendered for the audit of the consolidated financial statements of RCN.

Audit Committee Pre-approval Policies and Procedures.

The Audit Committee has adopted a policy requiring the pre-approval of all audit and permissible non-audit services provided by RCN’s independent public auditors. Under the policy, the Audit Committee is to specifically pre-approve any recurring audit and audit-related services to be provided. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit related services for the following fiscal year. All pre-approved matters must be detailed as to the particular services or category of services to be provided, whether recurring or non-recurring, and reported to the Audit Committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. RCN’s independent public auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A(i)(2) of the Exchange Act, as amended by Section 202 of the Sarbanes-Oxley of 2002, RCN is required to disclose the approval by its Audit Committee of non-audit services to be performed by Freidman LLP, RCN’s independent auditors. Non-audit services are services other than those provided in connection with an audit or review of the financial statements.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

On November 29, 2004, the audit committee of Old RCN’s board of directors engaged Friedman LLP as RCN’s new independent registered public accounting firm, and dismissed PwC as its independent registered public accounting firm. On November 22, 2004, PwC was verbally informed of RCN’s intention to replace PwC. On November 29, 2004, RCN communicated in writing the decision of the audit committee of Old RCN’s board of directors to dismiss PwC effective on November 29, 2004. The report of PwC on RCN’s financial statements as of and for the fiscal year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. The report of PwC on RCN’s financial statements as of and for the fiscal year ended December 31, 2003 contained an explanatory paragraph discussing significant doubt about RCN’s ability to continue as a going concern. Such 2003 report did not contain any other indications of an adverse opinion or disclaimer of opinion, and was not further qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2003 and 2002, and through November 29, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports on RCN’s consolidated financial statements for such fiscal years.

During the fiscal years ended December 31, 2004, 2003 and 2002, except as noted in the next two sentences, there had been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)). In conjunction with the testing of internal controls, RCN identified material weaknesses involving (1) the lease accounting process and (2) the general ledger account reconciliation process. Management also concluded that RCN’s disclosure controls and procedures were not effective as of December 31, 2004 because of RCN’s inability to obtain timely information about its approximately 49% ownership interest in Megacable, S.A. de C.V., as well as the material weaknesses in internal control noted above.

RCN STOCK PERFORMANCE

Two graphs are provided below setting forth cumulative total return information. The first chart compares the cumulative total shareholder return on Old RCN’s common stock for the period from December 31, 1999 through December 20, 2004, with the cumulative total return of the NASDAQ Composite and the NASDAQ Telecommunications Index over the same period. As contemplated by the Plan, the Bankruptcy Court cancelled old RCN’s common stock on December 21, 2004. The second graph compares the cumulative total shareholder return on RCN’s common stock from the date such stock began trading on December 21, 2004, the day RCN emerged from bankruptcy, through May 5, 2005, with the cumulative total return of the NASDAQ Composite and the NASDAQ Telecommunications Index over the same period. Each graph assumes $100 was invested on December 31, 1999 or December 21, 2004, as the case may be, in our common stock and $100 was invested on each such date in each of the NASDAQ Composite and the NASDAQ Telecommunications Index, with dividends reinvested. Note that historic stock price performance is not necessarily indicative of future stock price performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, as amended, requires RCN’s Directors, executive officers, and holders of more than 10% of the Common Stock to file with the SEC and the NASDAQ Stock Market initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of RCN.

To RCN’s knowledge, based solely on review of the copies of such reports furnished to RCN and written representations that no other reports were required during the fiscal year ended December 31, 2004, all of RCN’s Directors and executive officers complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RCN had the following material transactions with related parties during 2004. RCN believes all transactions were designed to reflect arrangements that would have been agreed upon by parties negotiating at arm’s length.

In 1997, Starpower Communications, L.L.C. (“Starpower”), a Delaware limited liability company formed as a joint venture between a subsidiary of RCN and Pepco Communications, L.L.C. (“Pepco”), a subsidiary of Pepco Holdings, Inc., entered into an agreement with Pepco for the lease of certain portions of Pepco’s fiber system and under which Pepco provides construction and construction management services to Starpower. The costs of such services provided by Pepco to Starpower are believed to be equivalent to those that would be obtained from third party contractors. Based on the joint venture approved service agreement, which is renewed annually by Starpower, RCN allocates certain identified expenses incurred to Starpower. These expenses include network cost allocations, customer call center costs, and general administrative costs. These identifiable costs totaled approximately $11.699 million for the year ended December 31, 2004. Based on RCN’s approximately 50% interest in the Starpower joint venture, 50% of these costs are recognized by RCN on the Equity in (loss) of unconsolidated entities line in the Consolidated Statements of Operations. Subsequent to the acquisition of Starpower on December 21, 2004, RCN accounted for Starpower as a 100% consolidated subsidiary.

In 2004, RCN paid Level 3 Communications (“Level 3”) approximately $31,000 for network construction and $3.085 million for circuit costs. Level 3 owned approximately 22% of the outstanding shares of Old RCN Common Stock immediately prior to the Effective Date (all such shares were extinguished in the Chapter 11 proceedings). In addition, Old RCN’s former Chairman and CEO served as director on Level 3’s board of directors. In July 2004, Level 3 filed a lawsuit against RCN alleging breach of contract in relation to several participation agreements RCN and Level 3 entered into in 2000. Level 3 claimed RCN owed approximately $1.68 million plus interest under the participation agreements. RCN defended the claim asserting that it opted out of those agreements. In February 2005, RCN and Level 3 executed a settlement agreement pursuant to which RCN paid Level 3 $700,000 for settlement of the claim in full.

Prior to becoming RCN’s Chief Executive Officer in December 2004, Peter Aquino provided consulting services to RCN through two advisory companies, the terms of which were approved by the Bankruptcy Court. From November 2003 until his resignation in August 2004, Mr. Aquino provided consulting services to RCN on behalf of Capital and Technology Advisors, LLC (“CTA”), the industry and technology advisors to the creditors’ committee in RCN’s Chapter 11 reorganization. As of December 31, 2004, CTA had been paid approximately $3.9 million for such services. In August, 2004, Mr. Aquino, through his company PDA Group, LLC (“PDA”), was retained by RCN to perform consulting services relating to RCN’s market and network operations, customer care and execution of sales and marketing strategies. In December 2004, RCN appointed Mr. Aquino chief executive officer, effectively ending his role as consultant, and becoming an employee of RCN. As an operations consultant under PDA Group, LLC, Mr. Aquino earned $225,000 from August to December 2004.

OTHER INFORMATION

Financial Information/Annual Report

You may obtain a copy of RCN’s Annual Report on Form 10-K for the year ending December 31, 2004, including the financial statements, schedules and exhibits, without charge by sending a written request to RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20170, Attn: Investor Relations, e-mail: ir@rcn.com. The Annual Report on Form 10-K is also available at www.rcn.com.

No Incorporation By Reference

In RCN’s filings with the SEC, information is sometimes “incorporated by reference.” This means that RCN is referring you to information has previously been filed with the SEC, so the information should be considered as part of the applicable filing. Based on SEC regulations, the stock performance graph in this proxy statement, the “Compensation Committee Report” and the “Report of the Audit Committee” specifically are not incorporated by reference into any other filings with the SEC. This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

Stockholder Proposals

RCN’s Board of Directors will provide for the presentation of your proposals at the 2006 Annual Meeting, provided that such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the SEC regarding stockholder proposals, and our by-laws, a copy of which are available upon written request addressed to the Secretary of RCN at RCN’s principal executive offices located at 196 Van Buren Street, Herndon, Virginia 20170. To be included in our Proxy Statement for the 2006 Annual Meeting, stockholder proposals must be received at our principal executive office no later than February 20, 2006. In addition RCN’s Bylaws provide for the timing and content of notice which stockholders must provide to RCN’s corporate secretary for proposals to be properly presented at a stockholder meeting. Pursuant to these provisions, notice of a proposal must be received by RCN not less than 60 days and no more than 90 days prior to the meeting, provided, however, that in the event of less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice must be received by the tenth day following the day on which such notice of the date of the meeting or such public disclosure was given or made, whichever occurs first.

By order of the Board of Directors.

Name: Stephen A. Bogiages

Title:   Secretary

Dated: June 20, 2005

ANNEX A

CHARTER OF THE AUDIT COMMITTEE OF RCN CORPORATION

Purpose and Primary Objectives and Responsibilities

The purpose of the Audit Committee (the “Committee”) of the Board of Directors of RCN Corporation (the “Company”) is to assist the Board of Directors in fulfilling its responsibilities to the Company and its stockholders, particularly with respect to the oversight of the accounting and financial reporting practices of the Company.

The primary objectives and direct responsibilities of the Audit Committee are to

a. assist the Board of Directors in the oversight of

i. the integrity of the Company’s financial statements;

ii. the Company’s compliance with legal and regulatory requirements;

iii. the qualifications and independence of the independent auditor of the Company; and

iv. the performance of the internal audit function and independent auditors of the Company;

b. prepare an audit committee report as required by the Securities and Exchange Commission for inclusion in the Company’s proxy statement distributed in connection with the annual meeting of stockholders;

c. retain and terminate the independent auditor of the Company;

d. at least annually, obtain and review a report by the independent auditor describing

i. the internal quality-control procedures of the independent auditor;

ii. any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits, carried out by the independent auditor, and any steps taken to deal with any such issues; and

iii. all relationships between the independent auditor and the Company;

e. discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

f. discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

g. obtain advice and assistance from outside legal, accounting and/or other advisers, as deemed appropriate by the Audit Committee;

h. discuss policies with respect to risk assessment and risk management;

i. meet separately and periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors of the Company;

j. review with the independent auditors of the Company any audit problems or difficulties and management’s response;

k. set clear hiring policies for employees or former employees of the independent auditors of the Company;

l. report regularly to the Board of Directors; and

m. perform an annual performance evaluation of the Audit Committee and the members of the Audit Committee.

Committee Composition

The Audit Committee shall consist of no fewer than three members.

Each member of the Audit Committee shall be appointed by the Board of Directors, considering the recommendations of the Nominating/Corporate Governance Committee of the Board of Directors. No member of the Audit Committee may be removed except by a majority of independent directors (as defined in the Corporate Governance Guidelines) then in office. The Board of Directors may fill vacancies on the Audit Committee by a majority vote of the Board of Directors. Committee members shall serve for a term of one year, unless any member shall sooner resign or be removed, with or without cause, by the Board of Directors prior to the expiration of his or her term.

Each member of the Audit Committee must qualify as an independent director under the Corporate Governance Guidelines and otherwise meet any qualifications for membership on the Audit Committee. Each member of the Audit Committee shall satisfy the independence and expertise requirements of the Corporate Governance Rules of the NASDAQ Stockmarket, Inc., Section 10(a)(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities Exchange Commission. Without limiting the generality of the foregoing, each member of the Audit Committee must be financially sophisticated, as such qualification is determined by the Board of Directors. In addition, no member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time in the three years preceding such member’s appointment to the Audit Committee.

One member of the Audit Committee must qualify as an audit committee financial expert under the rules promulgated by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

The Board of Directors shall designate one member of the Audit Committee as its chairperson (the “Chairman”). Except as may be expressly provided to the contrary in the By-laws of the Company, this charter or the Corporate Governance Guidelines of the Company, the Audit Committee shall determine the rules of procedure under which it shall operate.

Committee Structure and Operation

The Audit Committee will meet no less than four times per year.

The Chairman shall preside over the meetings of the Audit Committee and shall appoint a secretary (who need not be a member of the Audit Committee) to take written minutes of the meetings.

The Chairman, in consultation with the other members of the Audit Committee, will determine the frequency and duration of the meetings of the Audit Committee and the agenda of items to be addressed at each meeting. In advance of each meeting, the agenda shall be circulated to each member of the Audit Committee. In addition, if requested by the Board of Directors, the Chairman shall call a meeting of the Audit Committee and place on the agenda such items as may be requested by the Board of Directors.

The Audit Committee may invite to its meetings other members of the Board of Directors, members of the Company’s management and such other persons as the Audit Committee deems appropriate. The Audit Committee may exclude any person (other than a member of the Audit Committee) from a meeting as the Audit Committee deems appropriate.

The Audit Committee may form and delegate any of its authority and/or responsibilities to the Audit Committee Chairman or one or more subcommittee(s) as deemed appropriate by the Audit Committee; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Audit Committee shall not delegate to its Chairman or a subcommittee any power or authority required by any applicable law, regulation or listing standard to be exercised by the Audit Committee as a whole.

Authority

The Audit Committee shall have the authority to

a. obtain, at the expense of the Company, the advice and assistance of outside advisers, including legal and accounting advisers, as reasonably necessary to fulfill its responsibilities;

b. perform all acts necessary or appropriate to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, provided such acts are not in violation of the by- laws and certificate of incorporation of the Company, this charter, the Corporate Governance Guidelines, the Company’s Code of Business Conduct or any laws and regulations applicable to the Company; and

c. be empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, and to request any officer or other employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee with any members of, or consultants to, the Audit Committee.

Independent Auditors

The Audit Committee shall have the sole authority to

a. appoint and replace the independent auditors of the Company, subject to stockholder ratification if deemed appropriate by the Audit Committee or required by the By-laws or Certificate of Incorporation of the Company, the Corporate Governance Guidelines or any laws and regulations applicable to the Company;

b. approve, in advance of their provision, any audit services to be provided by the independent auditors of the Company;

c. approve, in advance of their provision, any non-audit services to be provided by the independent auditors of the Company;

d. approve all engagement fees and terms of the independent auditors of the Company; The Audit Committee shall be directly responsible for the oversight of the work of the independent auditors of the Company, including the resolution of disagreements between management and the independent auditors of the Company regarding financial reporting.

The Audit Committee shall, on a periodic basis as deemed appropriate by the Audit Committee, review the qualifications and independence of the independent auditor of the Company.

The independent auditors of the Company shall report directly to the Audit Committee.

The Audit Committee shall

a. ensure that the independent auditors of the Company and its partners are in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder relating to required rotation of audit partners;

b. discuss with the independent auditors of the Company any communications between the audit team members and the independent auditor’s “national office” regarding auditing or accounting issues presented by the engagement;

c. discuss with management and the independent auditors of the Company any accounting adjustments that were noted or proposed by the independent auditors of the Company;

d. review any reports of the independent auditors of the Company required under the Sarbanes-Oxley Act of 2002 and obtain from the independent auditors of the Company any information with respect to illegal acts in accordance with Section 1OA of the Securities Exchange Act of 1934 and the rules promulgated thereunder; and

e. present its conclusions with respect to the independent auditor to the Board of Directors.

Internal Audit Function

The Audit Committee shall ensure the Company maintains an internal audit function.

The Company’s chief internal auditor shall report directly to the Audit Committee.

The Audit Committee shall be responsible, on a periodic basis as deemed appropriate by the Audit Committee, for reviewing and evaluating

a. the internal audit function of the Company, including the independence, competence, staffing adequacy and authority of the internal auditor, the reporting relationship among the internal auditor, financial management and the Audit Committee, the internal audit reporting obligations, the proposed internal audit plans and the coordination of such plans with the independent auditors of the Company;

b. the findings of the internal audit staff from completed audits; and

c. the appointment, reassignment or dismissal of the director of internal audit.

Reviews and Evaluations

The Audit Committee shall be responsible, at least on an annual basis, for reviewing and evaluating

a. the performance of the Audit Committee and the members of the Audit Committee;

b. the performance of the independent auditors of the Company; and

c. the adequacy of this charter and recommend any proposed changes to the Board of Directors for its final approval.

The Audit Committee shall be responsible, on a periodic basis as deemed appropriate by the Audit Committee, for reviewing and evaluating

a. with management and the independent auditors of the Company, the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the annual report on Form 10-K and the quarterly report on Form 10-Q, as applicable;

b. with management and the independent auditors of the Company, as applicable

i. significant issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and significant issues regarding the adequacy of the Company’s disclosure controls and procedures;

ii. analyses prepared by management or the independent auditors of the Company setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative methods under generally accepted accounting principles on the financial statements;

iii. any management letter provided by the independent auditors of the Company and the Company’s response to such management letter;

iv. any difficulties or issues encountered in the course of the audit work performed by the independent auditors of the Company, including any disagreements with management or restrictions in the scope of the independent auditors to the Company activities or on access to requested information and management’s response thereto;

v. the effect of regulation and accounting initiatives on the financial disclosures of the Company, as well as, off-balance sheet structures; and earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

c. with management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and

d. with management and legal counsel, the Company’s system for assessing whether the Company’s financial statements, reports and other financial information required to be filed with the Securities and Exchange Commission and other governmental organizations comply with all applicable laws and regulations.

The Audit Committee shall make any necessary changes, or recommend that the Board of Directors make any necessary changes, required to correct any deficiencies noted by the Audit Committee in performing the reviews and evaluations set forth above.

Funding

The Board of Directors shall ensure that the Company provides appropriate funding, as determined by the Audit Committee, in order for the Audit Committee to fulfill its responsibilities and achieve its objectives under this charter and as otherwise directed by the Board of Directors, including the payment of compensation to the independent auditors of the Company and to any advisers engaged by the Audit Committee pursuant to this charter.

Additional Responsibilities

The Audit Committee shall, on a periodic basis as deemed appropriate by the Audit Committee, discuss

a. with management and the independent auditors of the Company, any correspondence with regulators or governmental agencies and any employees complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies; and

b. with the Company’s chief counsel, legal or regulatory matters that may have a material impact on the Company’s financial statements or its compliance and reporting policies.

The Audit Committee shall establish procedures for

a. the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

b. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting and auditing matters.

The Audit Committee shall

a. approve any related party transactions that are required to be disclosed pursuant to Item 404 of Regulations S-K of the Securities Exchange Commission rules; and

b. review disclosures made by the principal executive officer and principal financial officer of the Company regarding compliance with the certifications requirements under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including with respect to the Company’s disclosure controls and procedures.

Limitations of Committee’s Roles

Although the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors of the Company.

Disclosure of Charter

This charter shall be made available on the Company’s website.

Date of Adoption

This charter was adopted by the Board of Directors effective April 7, 2005.

Compliance

The Audit Committee, as a whole, and each of the individual members of the Audit Committee shall be in compliance with the provisions of this charter no later June 30, 2005.

ANNEX B

RCN CORPORATION

SENIOR EXECUTIVE ANNUAL BONUS PLAN

1. Purpose

This Senior Executive Annual Bonus Plan (the “Plan”) is applicable to those employees of RCN Corporation (the “Company”) and its subsidiaries who are considered to be executive officers of the Company (“Covered Employees”), including members of the Board of Directors who are such employees.

The Plan is designed to reward, through additional cash compensation, Covered Employees for their significant contribution toward improved profitability and growth of the Company.

2. Administration

The Plan shall be administered by a committee (the “Committee”) comprised exclusively of members of the Board of Directors (the “Board”) who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation 1.162-27(e)(3). Unless otherwise determined by the Board, the Committee shall consist of all non-executive members of the Board who are “outside directors” within the meaning of Section 162(m) of the Code. The Committee shall have the authority, subject to the provisions herein, (a) to select Covered Employees to participate in the Plan; (b) to establish and administer the performance goals and the award opportunities applicable to each participant and certify whether the goals have been attained; (c) to construe and interpret the Plan and any agreement or instrument entered into under or in connection with the Plan; (d) to establish, amend, and waive rules and regulations for the Plan’s administration; and (e) to make all other determinations that may be necessary or advisable for the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

3. Eligibility

All Covered Employees shall be eligible to be selected to participate in this Plan. The Committee shall select the Covered Employees recommended by the Compensation Committee of the Board (the “Compensation Committee”) who shall participate in this Plan in any year no later than the applicable deadline (the “Determination Date”) for the establishment of performance goals permitting the compensation payable to such Covered Employee for such year hereunder to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e).

4. Establishment Of Performance Goals And Award Opportunities

No later than the Determination Date for each year, the Committee shall, upon the recommendation of the Compensation Committee, establish, in writing, the method for computing the amount of compensation that will be payable under the Plan to each participant in the Plan for such year if the performance goals established by the Committee for such year are attained in whole or in part and if the participant’s employment by the Company or a subsidiary continues without interruption during that year. Such method shall be stated in terms of an objective formula or standard that precludes discretion to increase the amount of the award that would otherwise be due upon attainment of the goals and may be different for each participant. Notwithstanding anything to the contrary contained herein, the Committee may, however, exercise negative discretion (within the meaning of Treasury Regulation 1.162-27(e)(2)(iii)(A)) with respect to any award hereunder to reduce any amount that would otherwise be payable hereunder.

No later than the Determination Date for each year, the Committee shall establish in writing the performance goals for such year, which shall be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations, acquisition expenses and restructuring expenses, as the Committee may determine: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of stock, and market share. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant’s award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

5. Maximum Award

The maximum amount of compensation that may be paid under the Plan to any participant for any year is $5,000,000.

6. Attainment Of Performance Goals Required

Awards shall be paid under this Plan for any year solely on account of the attainment of the performance goals established by the Committee with respect to such year. Awards shall also be contingent upon the participant remaining employed by the Company or a subsidiary of the Company during such year. In the event of termination of employment by reason of death, disability or retirement (each as determined by the Committee) during the Plan year, an award shall be payable under this Plan to the participant or the participant’s estate for such year, which shall be paid at the same time as the award the participant would have received for such year had no termination of employment occurred, and which shall be equal to the amount of such award multiplied by a fraction the numerator of which is the number of full or partial calendar months elapsed in such year prior to termination of employment and the denominator of which is the number twelve. A participant whose employment terminates prior to the end of a Plan year for any reason not excepted above shall not be entitled to any award under the Plan for that year.

7. Shareholder Approval And Committee Certification Contingencies; Payment Of Awards

Payment of any awards under this Plan shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) approving the Plan. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to this Plan. Subject to the provisions of Paragraph 6 above relating to death, disability and retirement, payment of any award under this Plan shall also be contingent upon the Compensation Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable treasury regulations under Code Section 162(m). Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid no later than 2 1/2 months after the end of the fiscal year with respect to which such award is earned, and (b) such payment shall be made in cash (subject to any payroll tax withholding the Company may determine applies).

To the extent necessary for purposes of Code Section 162(m), this Plan shall be resubmitted to shareholders for their reapproval with respect to awards payable for the taxable years of the Company commencing on and after 5th anniversary of initial shareholder approval.

8. Amendment, Termination And Term Of Plan

The Board of Directors may amend, modify or terminate this Plan at any time. The Plan will remain in effect until terminated by the Board.

9. Interpretation And Construction

Any provision of this Plan to the contrary notwithstanding, (a) awards under this Plan are intended to qualify as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e) and (b) any provision of the Plan that would prevent an award under the Plan from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded. No provision of the Plan, nor the selection of any Covered Employee to participate in the Plan, shall constitute an employment agreement or affect the duration of any participant’s employment, which shall remain “employment at will” unless an employment agreement between the Company and the participant provides otherwise. Both the participant and the Company shall remain free to terminate employment at any time to the same extent as if the Plan had not been adopted.

10. Governing Law

The terms of this Plan shall be governed by the laws of the State of Delaware, without reference to the conflicts of laws principles thereof.

ANNEX C

RCN CORPORATION

2005 STOCK COMPENSATION PLAN

ARTICLE 1

EFFECTIVE DATE AND PURPOSE

1.1. Effective Date. The Plan shall be known as the “RCN Corporation 2005 Stock Compensation Plan” and shall be effective as of January 1, 2005 (the “Effective Date”), subject to the approval of the Plan by the shareholders of RCN Corporation (the “Company”) within 12 months of the Effective Date in accordance with Sections 162(m) and 422 of the Code and the rules of the NASDAQ National Market. Awards made prior to such approval shall not vest or become exercisable and any applicable restrictions shall not lapse, in each case as applicable, prior to the time when the Plan is so approved.

1.2. Purpose of the Plan. The Plan is intended to further the growth and profitability of the Company by increasing incentives and encouraging Share ownership on the part of the Employees, Independent Contractors and Members of the Board of the Company and its Subsidiaries and Affiliates. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

ARTICLE 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

“1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

“Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock Awards.

“Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.

“Base Price” means the price at which a SAR may be exercised with respect to a Share.

“Board” means the Company’s Board of Directors, as constituted from time to time.

“Change in Control” of the Company shall mean:

(a) any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the 1934 Act) or “group” (as such term is used in Section 14(d)(2) of the 1934 Act) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the Voting Stock of the Company; provided, however, that the following acquisitions will not constitute a Change in Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary or (ii) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if such reorganization, merger or consolidation does not constitute a Change in Control under clause (e) of this definition;

(b) all or substantially all of the assets or business of the Company and its Subsidiaries (on a consolidated basis) are disposed of pursuant to a merger, consolidation or other transaction unless, immediately after such transaction, the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company prior to such transaction more than 50% of the Voting Stock of the company surviving such transaction or succeeding to all or substantially all of the assets or business of the Company and its Subsidiaries or the ultimate parent company of such surviving or successor company if such surviving or successor company is a subsidiary of another entity (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company);

(c) a majority of the Board consists of individuals other than Incumbent Directors, which term means the Members of the Board on January 1, 2005 or, if any such individual is no longer a Member of the Board, any successor to any such individual (or to any successor to any such individual) if the election or nomination for election of such individual or successor was approved by a majority of the directors who then comprised the Incumbent Directors;

(d) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets if such plan of liquidation will result in the winding-up of the business of the Company; or

(e) the consummation of any merger, consolidation or other similar corporate transaction unless immediately after such transaction the stockholders of the Company immediately prior to the transaction own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company immediately prior to such transaction, more than 50% of the Voting Stock of the company surviving such transaction or its ultimate parent company if such surviving company is a subsidiary of another entity (there being excluded from the number of shares held by such stockholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

For purposes of this definition, the “Company” shall include any entity that succeeds to all or substantially all of the business of the Company; “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation; and references to ownership of “more than 50% of the Voting Stock” shall mean the ownership of shares of Voting Stock that represent the right to exercise more than 50% of the votes entitled to be cast in the election of directors of a corporation.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation or other guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means the committee of the Board described in Article 3.

“Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Employee” means an employee of the Company, a Subsidiary, or an Affiliate (each an “Employer”) designated by the Board or the Committee.

“Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

“Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) while the Shares are traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by the principal exchange on which such Shares are traded on the date as of which such value is being determined or, if there were no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) if the Shares are not traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share as reported by NASDAQ or a successor quotation system, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

“Grant Date” means the date that the Award is granted.

“Immediate Family” means the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption.

“Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

“Independent Contractor” means a person, including, without limitation, a consultant, engaged by the Company for a specific task, study or project who is not an Employee.

“Member of the Board” means an individual who is a member of the Board or of the board of directors of a Subsidiary or an Affiliate.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Shares granted pursuant to Article 5.

“Other Stock Award” means an Award granted pursuant to Article 8 to receive Shares on the terms specified in any applicable Award Agreement.

“Participant” means an Employee, Independent Contractor or Member of the Board with respect to whom an Award has been granted and remains outstanding.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

“Period of Restriction” means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

“Plan” means this RCN Corporation 2005 Stock Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

“Restricted Stock” means a Stock Award granted pursuant to Article 6 under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

“Qualified Performance-Based Compensation” means any compensation awarded in accordance with Article IX that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m) of the Code.

“Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to Article 6 subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

“Share” means the Company’s common stock, par value $0.01 per share or any security issued by the Company or any successor in exchange or in substitution therefor.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.

“Stock Award” means an Award of Restricted Stock or an RSU pursuant to Article 6.

“Subsidiary(ies)” means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

“Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of the Company.

ARTICLE 3

ADMINISTRATION

3.1. The Committee. The Plan shall be administered by the Compensation Committee of the Board. It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under Section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

3.2. Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, (f) interpret, amend or revoke any such procedures or rules, (g) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in the Plan and/or any Award Agreement, (h) accelerate the vesting or payment of any Award, (i) extend the period during which an Option may be exercisable, and (j) make all other decisions and determinations that may be required pursuant to the Plan and/or any Award Agreement or as the Committee deems necessary or advisable to administer the Plan.

The acts of the Committee shall be either (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (b) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum. The Committee’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any Employee of the Company or any of its Subsidiaries or Affiliates, the Company’s independent certified public accountants or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

The Company shall effect the granting of Awards under the Plan, in accordance with the determinations made by the Committee, by execution of Award Agreements or other written agreements and/or other instruments in such form as is approved by the Committee.

3.3. Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board of the Company and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (a) the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to “qualified performance-based compensation” under Section 162(m) of the Code.

3.4. Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan or any Award Agreement shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1. Number of Shares. Subject to adjustment as provided in Section 10.13, the number of Shares available for grants of Awards under the Plan shall be 4,636,619 Shares. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired (including Shares reacquired under any of the Prior Plans) and held as treasury Shares or a combination thereof. The payment of dividends or other distributions in Shares in conjunction with outstanding Awards shall not reduce the Shares available for grants of Awards under this Section 4.1. To the extent permitted by applicable law or exchange rules, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1.

4.2 Limit on Individual Awards. Subject to adjustment as provided in Section 10.13, the maximum number of Shares with respect to which (a) Options and SARs, (b) Restricted Stock, RSUs and Other Stock Awards that vest only if the Participant achieves Performance Goals established by the Committee in accordance with Section 162(m) of the Code or (c) any combination of (a) and (b), may be granted during any year to any person shall be 1,000,000 Shares.

4.3. Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by the Company in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award, then such Shares shall again be available under this Plan.

ARTICLE 5

STOCK OPTIONS

5.1. Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an Employee of the Company or a Subsidiary and no Incentive Stock Option shall be granted more than ten years after the earlier of (a) the date this Plan is adopted by the Board or (b) the date this Plan is approved by the Company’s shareholders.

5.2. Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or subsidiary as defined in Section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3. Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion; provided, however, that the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; and provided further, that the Exercise Price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than one hundred-ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.4. Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5. Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.6. Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) or such other person as may be designated from time to time by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, the Company shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7. Restrictions on Share Transferability. Incentive Stock Options are not transferable, except by will or the laws of descent. The Committee may impose such additional restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE 6

STOCK AWARDS

6.1. Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

6.2. Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3. Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of the Company and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

6.4.1. General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2. Legend on Certificates. The Committee, in its sole discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the RCN Corporation 2005 Stock Compensation Plan (the “Plan”), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of RCN Corporation”.

6.5. Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to the Company’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

6.6. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, however, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

7.2. Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

7.3. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date), the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4. Expiration Dates. Each SAR shall terminate no later than the tenth anniversary of its Grant Date; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

7.5. Payment of SAR Amount. Unless otherwise specified in the Award Agreement pertaining to a SAR, a SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of the Company (or his or her designee) or such other person as may be designated from time to time by the Committee setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to the Company any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as the Company may reasonably request. Except as otherwise provided in the relevant Award Agreement, upon exercise of a SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

7.6. Payment Upon Exercise of SAR. Payment to a Participant upon the exercise of the SAR shall be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof, as set forth in the applicable Award Agreement.

ARTICLE 8

OTHER STOCK AWARDS

8.1. Grant of Other Stock Awards. Subject to the provisions of the Plan, the Committee may develop sub-plans or grant other equity-based awards (“Other Stock Awards”) on such terms as it may determine, including, but not limited to, Awards designed to comply with or take advantage of applicable local laws of jurisdictions outside of the United States.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1. Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant to a Covered Employee an Award that is intended to constitute Qualified Performance-Based Compensation, the provisions of this Article 9 shall control over any contrary provision contained herein; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2. Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3. Procedures with Respect to Qualified Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the

Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4. Payment of Qualified Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5. Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

MISCELLANEOUS

10.1. No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

10.2. Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.3. Indemnification. Each person who is or shall have been a member of the Committee, or a Member of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.4. Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.5. Beneficiary Designations. Subject to the restrictions in Section 10.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this Section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.6. Nontransferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution; provided, however, that except as provided by in the relevant Award Agreement, a Participant may transfer, without consideration, an Award other than an Incentive Stock Option to one or more members of his or her Immediate Family, to a trust established for the exclusive benefit of one or more members of his or her Immediate Family, to a partnership in which all the partners are members of his or her Immediate Family, or to a limited liability company in which all the members are members of his or her Immediate Family; provided, further, that any such Immediate Family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms of the Plan, and by the terms and provisions of the applicable Award Agreement and any other agreements covering the transferred Awards. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

10.7. No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.8. Unfunded Status. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

10.9. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

10.10. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award in any manner determined by the Committee, including by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

10.11. No Corporate Action Restriction. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to effect or authorize any corporate action or transaction, including, without limitation, (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary or Affiliate. No Participant, beneficiary or any other person shall have any claim against any Member of the Board or the Committee, the Company or any Subsidiary or Affiliate, or any employees, officers, shareholders or agents of the Company or any Subsidiary or Affiliate, as a result of any such action.

10.12. Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder. Finally, no Shares shall be issued and delivered under the Plan, unless the issuance and delivery of those Shares shall comply with all relevant provisions of gaming laws or regulations and any registration, approval or action thereunder.

10.13. Changes in Capital Structure. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change of control or exchange of Shares or other securities of the Company, Change in Control, or other corporate transaction or event (each a “Corporate Event”) affects the Shares such that an adjustment is determined by the Board, in its sole discretion, to be necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board may, in such manner as it in good faith deems equitable, adjust any or all of (a) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (b) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (c) the Exercise Price or Base Price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

If the Company enters into or is involved in any Corporate Event, the Board may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Participant’s Awards immediately prior to such Corporate Event and to pay to each affected Participant in connection with the cancellation of such Participant’s Awards, an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award.

Upon receipt by any affected Participant of any such substitute awards (or payment) as a result of any such Corporate Event, such Participant’s affected Awards for which such substitute awards (or payment) were received shall be thereupon cancelled without the need for obtaining the consent of any such affected Participant. Any actions or determinations of the Committee under this Section 10.13 need not be uniform as to all outstanding Awards, nor treat all Participants identically.

ARTICLE 11

AMENDMENT, TERMINATION AND DURATION

11.1. Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including, without limitation, Section 422 of the Code, Section 162(m) of the Code and the rules of the NASDAQ National Market; provided, however, the Board may amend the Plan and any Award Agreement, including without limitation retroactive amendments, without shareholder approval as necessary to avoid the imposition of any taxes under Section 409A of the Code. Subject to the preceding sentence, the amendment, suspension or termination of the Plan shall not, without the consent of the Participant, materially adversely alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2. Duration of the Plan. The Plan shall, subject to Section 11.1, terminate ten years after adoption by the Board, unless earlier terminated by the Board, and no further Awards shall be granted under the Plan. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE 12

LEGAL CONSTRUCTION

12.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2. Severability. In the event any provision of the Plan or of any Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or the Award Agreement, and the Plan and/or the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4. Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of New York, but without regard to its conflict of law provisions.

12.5. Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

12.6. Incentive Stock Options. Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

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Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 19, 2005

The undersigned shareholder of RCN Corporation., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of RCN Corporation to be held at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY on Tuesday, July 19, 2005 at 10:00 a.m., and hereby appoints Peter D. Aquino and James F. Mooney, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the RCN Corporation Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE WE HAVE PROVIDED OR RETURN IT TO RCN CORPORATION,196 VAN BUREN STREET, HERNDON, VA 20170. YOUR PROXY MUST BE RECEIVED BY JULY 18, 2005.

IMPORTANT—TO BE SIGNED AND DATED ON REVERSE SIDE.

THANK YOU FOR YOUR VOTE.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your RCN Corporation account online.

Access your RCN Corporation shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for RCN Corporation, now makes it easy and convenient to get current information on your shareholder account.

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THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2 THROUGH 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

A. Election of Directors

1. The Board of Directors recommends a vote FOR each of the listed nominees.

FOR

WITHHOLD

01 – Peter D. Aquino

02 – James F. Mooney 03 – Benjamin C. Duster, IV 04 – Lee S. Hillman

05 – Michael E. Katzenstein

06 – Theodore H. Schell 07 – Daniel Tseung

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the nominee name(s) in the space provided below.

B. Issues

The Board of Directors recommends a vote FOR Proposals 2 through 4.

FOR AGAINST ABSTAIN

2. To ratify the appointment of Friedman LLP as independent public accountants of RCN for the fiscal year ending December 31, 2005.

FOR AGAINST ABSTAIN

3. To approve and adopt the Senior Executive Annual Bonus Plan.

FOR AGAINST ABSTAIN

4. To approve and adopt the 2005 Stock Compensation Plan.

To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

C. Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Signature Signature Date

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

FOLD AND DETACH HERE